UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
____________________

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2026
NOTICE OF ANNUAL
MEETING AND PROXY
STATEMENT

DAVIS
U.S. ARMY
Sold
D·R·HORTON®
America's Builder

OUR STORY
We Are America's Builder
Dear Fellow Stockholders,
Fiscal 2025 marked our 47th year in business, and our executive leadership and Board remained focused on our unwavering commitment to enabling more customers to achieve the dream of homeownership. The D.R. Horton team achieved solid financial results in fiscal 2025 despite housing market conditions that remained challenging due to ongoing affordability constraints and cautious consumer sentiment.
Fueling the American Dream of Homeownership
At the heart of our success is our purpose: enabling
more customers to achieve the dream of
homeownership. We strive to deliver compelling value
across our broad product offerings to serve a diverse
customer base and provide homes for every stage in
life. With one of the lowest average selling prices in the
industry, we remain focused on affordability,
particularly for entry-level, first-time and first-time
move-up homebuyers.
The D.R. Horton team was privileged to provide
homeownership to nearly 85,000 individuals and
families, including approximately 43,000 first-time
homebuyers in fiscal 2025. In total, our homebuilding
and rental operations provided more than 91,200
households a place to call home during the year.
Financial Excellence Drives Cash Returned to
Stockholders
For fiscal 2025, earnings per diluted share totaled
$11.57, and our consolidated pre-tax income was $4.7
billion on revenues of $34.3 billion, resulting in a pre-tax profit margin of 13.8%. Our homebuilding pre-tax return
on inventory was 20.1%, return on equity was 14.6% and
return on assets was 10.0%. Over the past three- and
ten-year periods, both our return on assets and total
shareholder returns placed us within the top 20% of all
S&P 500 companies. We generated $3.4 billion of cash
flow from operations during fiscal 2025, and returned
all of it to stockholders through share repurchases and
dividends. Fiscal 2025 stockholder distributions
increased by $2.6 billion or 118% from the prior year.
Our Investments are Paying Off
Over the past five years, we have made significant
investments in our housing platform as we entered 7
new states and 38 markets and increased our
community count by 40%. Over that same period, we
grew consolidated revenues at an 11% compound
annual rate, more than doubled book value per share
and returned $11.0 billion of operating cash flow to
stockholders through share repurchases and
dividends. These results reflect our consistent
execution, operational efficiency and disciplined,
balanced capital allocation.
Our strong liquidity, low leverage, experienced
operators and national scale provide us with significant
financial and operational flexibility. We will continue to
focus on delivering value to our homebuyers,
consistently capturing market share and generating
attractive long-term returns for our stockholders.
Our Workforce is Committed to the Company and
Community
Our employees are the foundation of our Company’s
resilience and reputation and continue to be the
greatest strength of D.R. Horton. Their expertise,
dedication and commitment to our values is reflected in
our performance, the quality of our homes and through
the positive impact we have in the communities where
we operate. Beyond delivering quality homes at
affordable price points, our employees contribute
meaningfully to their communities through individual
and team volunteer efforts, natural disaster recovery
assistance and initiatives alongside our trade partners
in supporting various charitable causes. Homebuilding
is a local business, and we are proud to support the
places where our employees and customers live and
work.
Looking Ahead
Director Michael Buchanan, who has served on the
Board since 2003, is not standing for re-election at the
2026 Annual Meeting. We are grateful for
Mr. Buchanan's expertise and perspective he has
shared for 22 years, and we thank him for his loyal
service to the Board and Company.
As we look ahead, we remain committed to the highest
standards of corporate governance, risk management
and stakeholder engagement. We will strive to deliver
value for our customers, communities and stockholders
through disciplined growth and responsible
stewardship.
On behalf of the entire D.R. Horton team, thank you for
your continued trust and support.
The D.R. Horton Board of Directors

David V. Auld, Executive Chairman
Paul J. Romanowski, Chief Executive Officer
Brad S. Anderson
Michael R. Buchanan
Benjamin S. Carson, Sr.
M. Chad Crow
Elaine D. Crowley
Maribess L. Miller
Barbara R. Smith

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, January 15, 2026

Date and Time:
January 15, 2026
11:00 a.m. Central Time

Place:
1341 Horton Circle, Arlington, Texas 76011

Dear Stockholders of D.R. Horton:
You are invited to attend the 2026 Annual Meeting of Stockholders of
D.R. Horton, Inc. Our 2026 Annual Meeting will be held at our corporate offices located at: 1341 Horton Circle, Arlington, Texas 76011, on Thursday, January 15,
2026, at 11:00 a.m. Central Time, for the following purposes:

Board Recommendation
1.To elect the eight director nominees named in our proxy statement;	FOR All Director Nominees
2. To seek an advisory vote on the approval of our executive compensation;	FOR
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026; and	FOR
4. To conduct other business properly brought before the meeting.	FOR

Record Date:
Only stockholders of record at the close of business on Monday, December 1,
2025 are entitled to notice of and to vote at the 2026 Annual Meeting or any adjournment thereof. The Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton
expects that the Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 10, 2025.

Whether or not you plan to attend the meeting, your vote is very important. For the convenience of our stockholders, proxies may be submitted either by telephone, electronically through the Internet, or by mail. For casting your vote by mail, a form of proxy on which to indicate your vote and a postage-paid envelope in which to return your proxy are enclosed. WE URGE YOU TO
COMPLETE AND RETURN YOUR PROXY BY ONE OF THESE METHODS SO
THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the
2026 Annual Meeting, you may revoke your proxy at that time and vote your shares in person. If you desire any additional information concerning the 2026
Annual Meeting, we would be glad to hear from you.

Sincerely,

DAVID V. AULD
Executive Chairman of the Board
Arlington, Texas
December 10, 2025
D.R. HORTON, INC. 2026 PROXY STATEMENT

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  1

Proxy Statement Summary

Proxy Statement Summary
Key Operating and Financial Highlights
The D.R. Horton team, led by our executive officers, delivered outstanding operating and financial results during fiscal 2025.
D.R. Horton, Inc. is referred to as "D.R. Horton," the "Company," "we," and "our" in this Proxy Statement. Our results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.
We closed 88,323 homes in our homebuilding and single-family rental operations during fiscal 2025, completing our 24th consecutive fiscal year as the largest homebuilder in the United States. Over the last five years, we have grown our revenues by 69% and our earnings per share by 80%. In fiscal 2025, we generated $3.4 billion of cash flow from operations, a 56% increase over fiscal 2024. We achieved a homebuilding pre-tax return on inventory of 20%, return on assets of 10%
and return on equity of 15% while maintaining consolidated leverage below 20%. We have also delivered strong total shareholder returns of 545% and 135% for the last ten years and five years, respectively. Our return on assets ranks in the top 20% of all S&P 500 companies for the past three-, five- and ten-year periods, and our total shareholder returns rank in the top 20% for the last three- and ten-year periods.
Key Performance Highlights
Footnotes on following page.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  2

Proxy Statement Summary

(1)Return on assets is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.
(2)Return on equity is calculated as net income attributable to D.R. Horton for the year divided by average stockholders’ equity, where average stockholders’ equity is the sum of ending stockholders’ equity balances of the trailing five quarters divided by five.
(3)Consolidated leverage ratio represents consolidated notes payable divided by total capital (stockholders' equity plus consolidated notes payable).
(4)The TSR comparison assumes a hypothetical investment in D.R. Horton common stock and in the S&P 500 Index of $100 at
September 30, 2020 and assumes that all dividends were reinvested.

Stock Price and Other Data	As of and for the Fiscal Year Ended September 30,					% Change
						2025 vs 2024	2025 vs 2021
	2025	2024	2023	2022	2021
Common stock price	$169.47	$190.77	$107.47	$67.35	$83.97	(11)%	102%
Equity market capitalization (millions)	$49,905	$61,815	$35,986	$23,165	$29,895	(19)%	67%
Book value per share	$82.15	$78.12	$67.78	$56.39	$41.81	5%	96%
Diluted earnings per share	$11.57	$14.34	$13.82	$16.51	$11.41	(19)%	1%
Cash dividends paid per share	$1.60	$1.20	$1.00	$0.90	$0.80	33%	100%
Corporate Governance Highlights
Our governance structures are based on our Corporate Governance Principles and are designed to ensure robust independent oversight of management and accountability to stockholders.

Governance Principles	Corporate Governance Practice
Accountability to our Stockholders	✓	One vote per share of common stock, our only class of stock.
	✓	Stockholders elect all our directors for one-year terms by a majority vote standard.
	✓	Bylaws permit stockholder proxy access.
	✓	No "poison pill" or similar anti-takeover provision in place.
Board Composition and Independence*	✓	Six of our eight director nominees are independent.
	✓	Five new independent directors appointed to the Board since 2018, including three new independent directors since 2024.
	✓	Three of our eight director nominees are women, and one is ethnically diverse.
	✓	Independent Directors regularly meet in executive session.
	✓	Our three standing Board committees—Audit, Compensation and Nominating and Governance—are 100% independent.
	✓	Separate roles of Chairman, CEO and an independent Presiding Director
Board Policies and Practices	✓	Annual evaluation of the Board and each standing committee's performance.
	✓	Active CEO succession planning with annual reviews of succession plans for our other executives.
	✓	Nominating and Governance Committee oversees risks associated with overall governance, Board succession planning and sustainability.
	✓	Compensation Committee conducts an annual CEO performance review.
	✓	Audit Committee oversees and monitors the quality and integrity of financial reporting and cybersecurity risk.
Risk Mitigation and Alignment of Interests	✓	Robust stock ownership guidelines for executive officers and directors.
	✓	Clawback policy triggered by a financial restatement applies to cash and equity incentives.
	✓	Directors and executive officers are prohibited from pledging, hedging, or other transactions designed to offset any decrease in the market value of our Company stock.
* As of the 2026 Annual Meeting.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  3

Proxy Statement Summary

Executive Compensation Highlights
Our Compensation Committee is committed to providing a fair and competitive compensation program for executive officers that rewards performance, promotes long-term stockholder value creation and attracts, motivates and retains highly qualified and experienced executives.

Executive Compensation Principles	Executive Compensation Objectives
Business Resilience	✓Achieve long-term sustainability of our business
Alignment of Interests	✓Align executive and stockholder interests with the goal of maximizing long-term stockholder value
Pay-for-Performance	✓Recognize valuable short- and long-term individual contributions as well as overall Company performance
Attract and Retain	✓Motivate and retain highly qualified and experienced executives who are capable of driving strategic objectives
To achieve these objectives, our executive compensation program incorporates the features below.

Feature	Rationale and Impact	Business Resilience	Alignment of Interests	Pay for Performance	Attract and Retain
Emphasize At-Risk and Performance- based Compensation	92% of fiscal 2025 CEO Target Pay is contingent on performance ("at-risk")	✓	✓	✓
Balance Short- and Long-Term Incentives	Reward for actions that are intended to create short and long-term stockholder value	✓	✓	✓	✓
Equity Pay Mix	Majority of equity granted as Performance Stock Units ("PSUs")	✓	✓	✓	✓
Annual Cash and Equity Incentive Tied to Profitability	Reward for profitability that creates stockholder value No guaranteed bonuses	✓	✓	✓	✓
Stock Ownership Guidelines	Align executives' interests with those of long-term stockholders		✓	✓	✓
Clawback and Anti-hedging and Pledging Policies	Mitigate compensation risk and reinforce strong alignment with stockholder interests	✓	✓	✓
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  4

Proxy Statement Summary

Sustainability
Our management team and Board have focused on providing sustainability information to our stockholders, including metrics that may assist with evaluating and mitigating our impacts on the environment and climate.
As the largest homebuilder in the United States, our business activities, including the acquisition and development of land and the construction and sale of residential homes, may impact the environment. We consider environmental impacts in each phase of constructing our homes, from the performance of environmental studies during site selection through completion of our homes by including or offering energy efficient and energy-saving features.
Our Board, both directly and through the Nominating and Governance Committee, provides oversight of key sustainability matters. We continue to improve and expand upon our internal processes for tracking metrics related to the energy efficiency and environmental impacts of our operations, and we publish and update reporting and disclosures on an annual basis.

2025 and Beyond
•Published third annual Sustainability Report
•Preparation for compliance with SB-253 and SB-261, the California Climate Laws, including data collection and an initial calculation of Scope 3 greenhouse gas ("GHG") emissions and obtaining limited assurance on Scopes 1 & 2
•Refresh Materiality Assessment
•Refresh Climate Risk Assessment
•Continued assessment and refreshment of key policy documents, including potentially establishing additional policies
•Annual publication and disclosure of key sustainability and human capital disclosures and political contribution amounts
•Consideration of GHG reduction targets

2024
•Completed Scope 1 & 2 GHG emissions calculation for fiscal 2023
•Completed and publicly disclosed a scored CDP Climate Questionnaire
•Included in the Dow Jones Sustainability North America Index for second consecutive year (now renamed the Dow Jones Best-in-Class North America Index)
•Hosted our biennial National Purchasing Trade Show and presented Sustainability Awards

2023
•Continued to refine and improve upon data collection processes
•Collaborated with stakeholders to build reporting systems
•Conducted a Vendor ESG Survey
•Completed Scope 1 & 2 GHG emissions calculation for fiscal 2022
•Completed CDP Climate Questionnaire for the first time
•Added to Dow Jones Sustainability North America Index
•Published second annual ESG Report

2022
•Published Human Capital document with quantitative demographics and EEO-1 data
•Refined/ increased internal data collection processes to enhance reporting of various metrics
•Commenced data collection for baseline Scope 1 & 2 GHG emissions quantification
•Conducted 2022 ESG Materiality Assessment and reported to Board of Directors
•Published inaugural ESG Report

2021	•Adopted Human Rights Policy and published Political Contributions Policy Statement •Performed initial Climate and Human Capital Risk Assessment
2020	•Began internal tracking of certain social and environmental data and metrics •Updated our Corporate Code of Business Conduct and Ethics
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  5

Proposal One - Election of Directors

Proposal One – Election of Directors
Our Board of Directors currently consists of nine directors, all of whom were elected by our stockholders at the 2025
Annual Meeting. The Board of Directors will be reduced to eight directors at the 2026 Annual Meeting. Following the recommendation by the Nominating and Governance Committee, the Board has nominated eight current directors for election at the 2026 Annual Meeting. Summary information about each of the nominees is provided under the heading
"Director Nominees" on page 7. Michael Buchanan, who has served on our Board since 2003, is not standing for re-election at the 2026 Annual Meeting. Our directors elected at the 2026 Annual Meeting will serve until the 2027 Annual Meeting and until his or her successor has been elected and qualified.
After review and consideration by the Board of Directors, as recommended by the Nominating and Governance Committee, the Board has nominated the following eight nominees for election to our Board of Directors:

✓	David V. Auld	✓	M. Chad Crow
✓	Paul J. Romanowski	✓	Elaine D. Crowley
✓	Brad S. Anderson	✓	Maribess L. Miller
✓	Benjamin S. Carson, Sr.	✓	Barbara R. Smith
Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted "FOR" each director nominee. We are not aware of any reason why any of the nominees would be unable to serve. However, if any nominee is unable or unwilling to serve as a director at the time of the 2026 Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies may vote "FOR" that substitute nominee.

The Board of Directors Unanimously Recommends that Stockholders Vote "FOR" Each of our Eight Director Nominees.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  6

Proposal One - Election of Directors

Information Regarding the Director Nominees
The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2026 Annual Meeting based upon information furnished by each director.
The matrix below represents some of the key skills, experience and attributes that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our current directors. If an individual director is not listed as having a particular skill or experience, it does not signify an individual's lack of ability to contribute in that specific area. Rather, the matrix is intended to depict notable areas of expertise for each of our director nominees.
Board of Directors Summary

Skills, Experience and Attributes
Nominees and Primary Occupation	Independent	Committee Membership	Real Estate/ Home- building	Leadership & Strategy	Public Company Executive Officer Experience	Finance, Accounting and/or Investment	Outside Board Experience
David V. Auld		Executive (C)	✓	✓	✓	✓
Executive Chairman, D.R. Horton, Inc.
Paul J. Romanowski		Executive	✓	✓	✓	✓
President and CEO, D.R. Horton, Inc.
Brad S. Anderson	✓	Audit, Compensation	✓	✓		✓	✓
Vice Chair, Cushman & Wakefield
Benjamin S. Carson, Sr.	✓	Nominating and Governance (C)	✓	✓		✓	✓
Former Secretary of U.S. Department of Housing and Urban Development (HUD)
M. Chad Crow	✓	Compensation (C)	✓	✓	✓	✓	✓
Retired President & CEO, Builders FirstSource
Elaine D. Crowley	✓	Audit*		✓	✓	✓	✓
Retired CFO, Mattress Giant Corporation
Maribess L. Miller	✓	Audit (C)*, Compensation		✓		✓	✓
Retired Partner, PwC
Barbara R. Smith	✓	Nominating and Governance		✓	✓	✓	✓
Retired Chairman & CEO, Commercial Metals Company
(C)  Committee Chair
*  Audit Committee Financial Expert
Note: Michael Buchanan, who will have fulfilled his term as a director at the 2026 Annual Meeting, served as a member of the Nominating and Governance Committee through the 2026 Annual Meeting. A third member of the Nominating and Governance Committee will be appointed, effective January 15, 2026.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  7

Proposal One - Election of Directors

Director Nominees
David V. Auld
Executive Chairman, D.R. Horton, Inc.

Background and Experience
Mr. Auld has significant experience leading the
Company and has unrivaled knowledge of all aspects
of our business.
•Key Management roles, D.R. Horton, Inc. (since
1988):
–Executive Chairman (since May 2024)
–Executive Vice Chair (October 2023 to May
2024)
–President and Chief Executive Officer (2014
to September 2023)
–Executive Vice President and Chief
Operating Officer (2013 to 2014)
–Region President, Florida, North and South
Carolina, Georgia and Alabama (2005 to
2013)
–Division President (1988 to 2005)
•Texas American Bank (1982 to 1988) and
General Dynamics (1979 to 1982)
Mr. Auld graduated from Texas Tech University in
1978 with a Bachelor of Business Administration in
accounting.

Key Qualifications
As the former President and Chief
Executive Officer of the Company,
Mr. Auld has a deep knowledge of the
Company’s operations as well as all
aspects of the homebuilding business,
providing the Board with an in-depth
perspective of operations, strategy,
human capital and risk management.

Age
69
Director Since	Key Skills, Experience and Attributes
2023	Leadership & Strategy/ Public Company Executive Officer Experience
Board Committees
Executive (Chair)	Real Estate/Homebuilding
Financial, Accounting and/or Investment

Paul J. Romanowski
President and Chief Executive Officer, D.R. Horton, Inc.

Background and Experience
Mr. Romanowski has significant leadership
experience in the Company and has extensive
knowledge of our business.
•Key Management roles, D.R. Horton, Inc. (since
1999):
–President and Chief Executive Officer (since
October 2023)
–Executive Vice President and Co-Chief
Operating Officer (October 2021 to
September 2023)
–Region President, Florida and Gulf Coast
(2014 to 2021), and five Mid-Atlantic states
(2019 to 2021)
–Division President, South Florida (1999 to
2014)
•Land Acquisition Manager, M/I Homes (1997 to
1999)
•South Florida Director, Metrostudy (1992 to
1997)
Mr. Romanowski graduated from Butler University in
1992 with a Bachelor of Business Administration in
marketing.

Key Qualifications
As the President and Chief Executive
Officer, and former Co-Chief Operating
Officer, of the Company,
Mr. Romanowski has a deep
knowledge of the Company’s
operations as well as all aspects of the
homebuilding business and has been
vital to the successful expansion,
improvement and diversification of
D.R. Horton's operations, providing the
Board with an in-depth perspective of
homebuilding operations nationwide.

Age
55
Director Since
2023	Key Skills, Experience and Attributes
Board Committees	Leadership & Strategy/ Public Company Executive Officer Experience
Executive
Real Estate/Homebuilding
Financial, Accounting and/or Investment

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  8

Proposal One - Election of Directors

Brad S. Anderson
Independent Director

Background and Experience
Mr. Anderson has significant experience in
leadership roles in the homebuilding and real estate
industries.
•Vice Chair of Cushman & Wakefield, a global real
estate services firm (since 2021)
•Executive Vice President of CBRE Group, Inc., an
international real estate brokerage company
(2009 to 2021)
•Various leadership positions, CB Commercial
Real Estate Group, Inc., (1987 to 2009)
•Director, KS StateBank (since 2016)
•Interim Chair of the Board of Continental Homes
Holding Corp. (1997 to 1998 when it merged with
D.R. Horton)

Key Qualifications
Mr. Anderson’s extensive real estate
industry experience and his current
active leadership role with an
international real estate services firm
brings beneficial insight and
perspective to the Board, as many
factors similarly affect both the real
estate services and homebuilding
industries.

Age
64	Key Skills, Experience and Attributes
Director Since	Leadership & Strategy
1998
Real Estate/Homebuilding
Board Committees
Audit, Compensation	Financial, Accounting and/or Investment
Public Company Board/ Corporate Governance
Benjamin S. Carson, Sr.
Independent Director

Background and Experience
Dr. Carson has significant leadership experience in
governmental, regulatory and medical roles.
•17th Secretary of U.S. HUD (2017 to 2021)
–Led programs focused on advancing
economic opportunity; providing safe, fair
and affordable housing; spurring
reinvestment in communities; reducing
homelessness; assisting self-sufficiency to
underserved and vulnerable populations; and
helping disaster victims
–Led the collaboration of eight federal
agencies to establish the White House
Council on Eliminating Regulatory Barriers to
Affordable Housing
•Distinguished career in the field of medicine
including:
–Director of the Division of Pediatric
Neurosurgery at the Johns Hopkins Medical
Institutions (1984 to 2013)
–Professor of Neurological Surgery, Oncology,
Plastic Surgery and Pediatrics at the Johns
Hopkins Medical Institutions (1999 to 2013)
•Director Experience:
–Galectin Therapeutics Inc. (NASDAQ: GALT)
(since 2023)
–Sinclair Broadcast Group, Inc. (NYSE: SBGI)
(since 2022)
–Covenant Logistics Group, Inc. (NASDAQ:
CVLG) (since 2021)
–Costco Wholesale Corporation (NASDAQ:
COST) (1999 to 2015)
–Kellogg Company (NYSE: K) (1997 to 2015)

Key Qualifications
Dr. Carson gained extensive
management and leadership experience
during both his service as HUD
Secretary and his many contributions to
the medical field.
His leadership positions, particularly in
overseeing significant capital
investments, developing multiple
housing initiatives, emphasizing fiscal
responsibility and the reduction of
regulatory barriers while at HUD, enable
Dr. Carson to provide valuable
perspective to the Board and its
committees.
Dr. Carson also contributes governance
expertise having served on the boards
of directors of other S&P 500
companies.

Age
74
Director Since
2021
Board Committees
Nominating and Governance (Chair)
Key Skills, Experience and Attributes
Leadership & Strategy
Real Estate/Homebuilding
Financial, Accounting and/or Investment
Public Company Board/ Corporate Governance
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  9

Proposal One - Election of Directors

M. Chad Crow
Independent Director

Background and Experience
Mr. Crow has significant public company executive
leadership experience in the building products
industry.
•Key Management roles, Builders FirstSource, a
supplier and manufacturer of building materials
and construction services, (NYSE: BLDR) (1999
until retirement in 2021):
–President and Chief Executive Officer (2017
to 2021)
–Chief Operating Officer (2014 to 2017)
–Chief Financial Officer (2009 to 2014)
–Various positions including Controller (1999
to 2009)
•Various roles, Pier 1 Imports (1995 to 1999)
•Various roles, Price Waterhouse LLP (now PwC)
(1991 to 1995)
•Director, LOAR Holdings Inc. (NYSE: LOAR) (since
April 2024)
•Director, Builders FirstSource (NYSE: BLDR) (2017
to 2021)

Key Qualifications
Mr. Crow has served as a public
company senior executive for over two
decades in the building products
industry. His experience enhances the
Board’s oversight of strategy and
operations including the supply chain
for the homebuilding industry.

Age
57	Key Skills, Experience and Attributes
Director Since	Leadership & Strategy/ Public Company Executive Officer Experience
2024
Board Committees	Real Estate/Homebuilding
Compensation (Chair)
Financial, Accounting and/or Investment
Public Company Board/ Corporate Governance

Elaine D. Crowley
Independent Director

Background and Experience
Ms. Crowley, a certified public accountant, is an
accomplished financial executive with deep expertise
in accounting, finance, operational efficiency and
public company leadership.
•Executive Vice President and Chief Financial
Officer, Mattress Giant Corporation (2010 to 2012)
•Chief Financial Officer, Michaels Stores, Inc.
(2008 to 2010)
•Key Management roles, The Bombay Company,
Inc. (1990 to 2008):
–Chief Financial Officer (2000 to 2008)
–Various roles including Controller (1990 to
2000)
•Various roles including Senior Manager, Price
Waterhouse (now PwC) (1981 to 1990)
•Director, Tandy Leather Factory, Inc. (NASDAQ:
TLF) (2021 to 2024)
•Director, Stage Stores, Inc. (2014 to 2020)

Key Qualifications
Ms. Crowley's long tenure as a public
company chief financial officer and
director in the retail industry and
significant experience in public
accounting provide the Board with
valuable leadership experience and
financial and consumer products
expertise.

Age
67	Key Skills, Experience and Attributes
Director Since	Leadership & Strategy/ Public Company Executive Officer Experience
2024
Board Committees	Financial, Accounting and/or Investment
Audit (Financial Expert)
Public Company Board/ Corporate Governance

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  10

Proposal One - Election of Directors

Maribess L. Miller
Independent Director

Background and Experience
Ms. Miller, a certified public accountant, has significant
experience with both public and private companies
gained from leading auditing and consulting
engagements.
•Practice Partner, PricewaterhouseCoopers (PwC)
(1984 until retirement in 2009)
–Managing Partner, North Texas Market (2002
to 2009)
–Practice Leader, the Southwest Region
Consumer, Industrial and Energy practice
(1998 to 2002)
–Managing Partner of PwC's US Healthcare
Audit Practice (1995 to 1998)
•Director, Triumph Financial, Inc. (NASDAQ: TFIN)
(since 2014)
•Director, Zix Corporation (2010 to 2021)

Key Qualifications
Ms. Miller gained extensive experience
in the auditing and business consulting
fields, knowledge of public and private
companies across multiple industries,
and significant leadership experience as
a managing partner for PwC in several
key positions throughout her 34-year
career.

Age
72	Key Skills, Experience and Attributes
Director Since	Leadership & Strategy
2019
Board Committees	Financial, Accounting and/or Investment
Audit (Chair and Financial Expert), Compensation
Public Company Board/ Corporate Governance
Barbara R. Smith
Independent Director

Background and Experience
Ms. Smith has significant business leadership and
management experience as a public company
executive in the metals manufacturing industry.
•Key Management roles, Commercial Metals
Company, a global supplier of steel reinforcement
products and construction services (NYSE: CMC)
(2011 until retirement in 2024)
–Chairman of the Board (2018 to 2024)
–Chief Executive Officer (2017 to 2023)
–Chief Operating Officer (2016 to 2017)
–Chief Financial Officer (2011 to 2016)
•Chief Financial Officer, Gerdau Ameristeel
Corporation (2007 to 2011)
•Chief Financial Officer, FARO Technologies, Inc.
(2005 to 2006)
•Various Roles, Alcoa Inc. (1981 to 2005)
•Director, Comerica Incorporated (NYSE: CMA)
(2017 to present))
•Director, Mineral Technologies Inc. (NYSE: MTX)
(2011 to 2017)
Key Qualifications Ms. Smith contributes extensive public company management experience in product, technology and process innovation and enhances the Board's oversight of strategy and operations.
Age
66	Key Skills, Experience and Attributes
Director Since	Leadership & Strategy/ Public Company Executive Officer Experience
2024
Board Committees	Financial, Accounting and/or Investment
Nominating and Governance
Public Company Board/ Corporate Governance

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  11

Corporate Governance and Board Matters

Corporate Governance and Board Matters
Our governance structures are based on our Corporate Governance Principles ensure robust independent oversight of management and accountability to stockholders.

Governance Principles	Corporate Governance Practice
Accountability to our Stockholders	✓	One vote per share of common stock, our only class of stock.
	✓	Stockholders elect all our directors for one-year terms by a majority vote standard.
	✓	Bylaws permit stockholder proxy access.
	✓	No "poison pill" or similar anti-takeover provision in place.
Board Composition and Independence*	✓	Six of our eight director nominees are independent.
	✓	Five new independent directors appointed to the Board since 2018, including three new independent directors since 2024.
	✓	Three of our eight director nominees are women, and one is ethnically diverse.
	✓	Independent Directors regularly meet in executive session.
	✓	Our three standing Board committees—Audit, Compensation and Nominating and Governance—are 100% independent.
	✓	Separate roles of Chairman, CEO and an independent Presiding Director
Board Policies and Practices	✓	Annual evaluation of the Board and each standing committee's performance.
	✓	Active CEO succession planning with annual reviews of succession plans for our other executives.
	✓	Nominating and Governance Committee oversees risks associated with overall governance, Board succession planning and sustainability.
	✓	Compensation Committee conducts an annual CEO performance review.
	✓	Audit Committee oversees and monitors the quality and integrity of financial reporting and cybersecurity risk.
Risk Mitigation and Alignment of Interests	✓	Robust stock ownership guidelines for executive officers and directors.
	✓	Clawback policy triggered by a financial restatement applies to cash and equity incentives.
	✓	Directors and executive officers are prohibited from pledging, hedging, or other transactions designed to offset any decrease in the market value of our Company stock.
* As of the 2026 Annual Meeting.
Board Refreshment and Composition
The Nominating and Governance Committee continually reviews our Board’s composition to identify the skills needed on the Board to help oversee our company both in the near term and into the future. Board succession planning is focused on ensuring that our Board continues to maintain an appropriate mix of skills, backgrounds, perspectives and experiences to provide effective oversight and guidance to management.
As part of this process, the Nominating and Governance Committee evaluates what additional skills and expertise may be needed near term and in the future based on the Company’s strategy and potential director retirements and departures, and compares those skills to those of the current directors to identify additional skills and experiences that would be beneficial to our Board.
The Nominating and Governance Committee then utilizes a variety of methods to identify potential director nominees, including recommendations from current officers, directors, professional search firms, stockholders or other persons.
Once identified, the Committee evaluates whether the nominee has appropriate qualifications, experience and characteristics to enhance the current Board. We believe that appropriate director qualifications and characteristics include a broad range of backgrounds, education, experiences, expertise, perspectives and leadership skills.
As a result of its proactive approach to Board refreshment, since 2018, five new independent directors have been appointed to the Board, including three new independent directors appointed in August 2024, each with professional experience that complements and enhances the Company's current Board. These directors were selected from a broad director candidate pool identified by our Executive Officers and current directors.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  12

Corporate Governance and Board Matters

Director Candidate Search. The Company's Corporate Governance Principles require the inclusion of qualified diverse candidates with a broad range of backgrounds, experiences, expertise and perspectives to expand the initial pool from which director candidates are ultimately selected based on merit. This policy applies whether the candidates are sourced by the Board, the Nominating and Governance Committee, Executive Officers or third-party search consultants.
Key Qualifications and Experiences. We believe the qualifications and experience listed below are important to the overall capabilities of our Board. We do not require that each director possess every one of these attributes, but rather that our
Board as a whole has a balanced mix of these qualifications.
Real Estate: Directors with deep real estate experience bring valuable insight core to our business. This includes backgrounds in homebuilding, land development, real estate services and sales, commercial development and leasing, real estate financing and banking or experience in analyzing or consulting in these areas. Real estate industry expertise enables our Board to understand and provide robust oversight of the key operational aspects of our national homebuilding business and provide perspectives from their relevant, hands-on experience.
Business, Management, Accounting and Finance: Directors with expertise or significant experience in business, management, accounting, finance or similar positions, particularly as a senior leader of a public company, enhances the
Board's ability to oversee risks related to the Company’s operations, financing and reporting.
Strategic Vision and Leadership: A strong Board must have members who excel in strategic vision, leadership and decision making. Many of our directors have developed these key qualifications through experience as executives, managers, entrepreneurs, business owners, directors, consultants, analysts or advisors. Their ability to make informed decisions and provide sound business judgment strengthens the Board and the Company.
Key Characteristics. In addition to the key qualifications and experiences discussed above, we also believe each member of the Board of Directors should have the following characteristics:
•high personal and professional ethical standards, integrity and values;
•commitment to representing the long-term interests of our stockholders;
•practical wisdom, mature judgment and collegiality;
•objectivity and inquisitiveness; and
•willingness to offer resignation in the event of any significant change in personal circumstances, including changes in principal job responsibilities, that could affect his or her ability to serve effectively.
Corporate Governance Standards
Our Board of Directors has adopted Governance Principles that comply with requirements of the Sarbanes-Oxley Act of
2002 (the "Sarbanes-Oxley Act"), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"),
the New York Stock Exchange ("NYSE") listing standards and applicable Securities and Exchange Commission ("SEC") rules.
The D.R. Horton Corporate Governance Principles incorporate these requirements that are designed to maintain high standards of corporate governance. The significant corporate governance initiatives adopted by the Board are discussed below.
Corporate Governance Website
The Corporate Governance Principles, Board Committee Charters, Codes of Ethics and Conduct, Complaint Procedures
and other Corporate Governance documents discussed in this Proxy Statement have been posted to our website at
investor.drhorton.com under the Policy Documents link within the Corporate Governance section.
Majority Vote Standard and Resignation Policy
The D.R. Horton Bylaws require that in uncontested director elections each nominee must receive a majority of the votes cast (the number of shares voted "for" must exceed the number of votes cast "against" that nominee) to be elected. In contested elections, where the number of nominees exceeds the number of directors to be elected (which is not the case for the 2026 Annual Meeting), the directors will be elected by a plurality of votes cast. Under the Corporate Governance
Principles of the Company, any director who is not elected is required to tender his or her resignation to the Chairman of the Board within a reasonable time following certification of the vote. The Nominating and Governance Committee, which is composed of only independent directors, will make a recommendation to the Board whether the resignation should be accepted, rejected, or other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the results, and will promptly publicly disclose its decision regarding the director’s resignation offer (including the reason(s) for accepting or rejecting the resignation offer) in a filing with the SEC.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  13

Corporate Governance and Board Matters

Procedures for Nominating or Recommending for Nomination Director Candidates
Our Bylaws provide, outside of the proxy access process, that any stockholder may make nominations for the election of directors if notice of such nominations is delivered to the principal executive offices of D.R. Horton not later than the close of business on the 90th calendar day or earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. In addition, the notice must comply with our Bylaws (which includes the information required under Rule 14a-19 of the Exchange Act). Because no such nominations have been made in accordance with our Bylaws, only the nominations of the Board of Directors may be voted for at the
2026 Annual Meeting.
The Board of Directors has adopted proxy access, which allows a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of D.R. Horton’s outstanding shares continuously for at least three years to nominate and include in the proxy materials director nominees constituting up to 20% of the number of directors in office, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder or group of stockholders to nominate a director candidate to be included in D.R. Horton’s proxy materials, notice of such nomination must be delivered to the principal executive offices of D.R. Horton not later than the close of business on the 120th calendar day or earlier than the close of business on the 150th calendar day prior to the first anniversary of the date that the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s annual meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.
In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee. The Nominating and Governance Committee will consider candidates recommended by stockholders on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates for election must give notice to the Nominating and Governance Committee by following the same deadlines for notice to submit a nomination outlined in the advance notice requirements under our
Bylaws. Each notice must set forth the same information required by our Bylaws to submit a nomination. All recommended candidates shall, at a minimum, possess the characteristics for directors discussed above. The Nominating and
Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.
Director Independence
Our Board of Directors is composed of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the "Independence Standards" discussed below.
Our Board has adopted a set of "Independence Standards," consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company (including its consolidated subsidiaries)
or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent auditor.
The Independence Standards include the following:
•A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until three years after the end of such employment relationship.
•A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in compensation.
Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.
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Corporate Governance and Board Matters

•A director is not independent if (i) the director or an immediate family member is a current partner of D.R. Horton’s external audit firm, (ii) the director is a current employee of such firm, (iii) the director’s immediate family member is a current employee of such firm and personally works on D.R. Horton’s audit, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on
D.R. Horton’s audit within that time.
•A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.
•A director who is an executive officer or an employee or whose immediate family member is an executive officer of a company that makes payments to or receives payments from D.R. Horton for property or services in an amount that in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.
•If a director serves as an executive officer, director or trustee of a charitable or educational organization and
D.R. Horton’s contributions to the organization are less than $500,000, then the relationship will not be considered to be a material relationship that would impair a director’s independence.
For purposes of these Independence Standards, references to D.R. Horton or the Company include all of D.R. Horton's consolidated subsidiaries, including Forestar Group Inc. ("Forestar"), and an "immediate family member" includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-
law, and anyone (other than domestic employees) who shares the director’s home.
Audit Committee Independence, Financial Literacy and Audit Committee Financial
Expert
In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an "Audit Committee
Financial Expert" within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit
Committee is prohibited from receiving any direct or indirect compensation or fee from the Company, its subsidiaries or its affiliates, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the
Board, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies.
Audit Committee Financial Expert Attributes: Audit Committee Financial Experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves,
(iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting and (v) an understanding of audit committee functions. Altogether, attributes (i) through (v) are referred to as the "Financial Expert Attributes." The Audit
Committee Financial Expert Attributes are set forth in the Corporate Governance Principles.
Compensation Committee Independence
In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of a compensation committee satisfy additional independence requirements. The NYSE Rules require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company or its subsidiaries or affiliates that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company or its subsidiaries or affiliates to such director and
(ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the
Company.
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Corporate Governance and Board Matters

Board Determinations
Independence and Financial Literacy. Based on the independence and financial literacy standards discussed above, the
Board has determined that Mr. Anderson, Dr. Carson, Mr. Crow, Ms. Crowley, Ms. Miller and Ms. Smith, and Mr. Buchanan, for
the years he served, are (i) independent for purposes of serving as independent members of the Board of Directors and the
Nominating and Governance Committees, (ii) independent for purposes of serving as independent members on the Audit
Committee and the Compensation Committee and (iii) financially literate for purposes of serving on the Audit Committee.
The Board also determined that Mr. Auld and Mr. Romanowski are not independent because they are executive officers.
Audit Committee Financial Expert. Based on the Audit Committee Financial Expert Attributes discussed above, the Board has determined that Ms. Crowley and Ms. Miller have the Financial Expert Attributes to qualify as Audit Committee Financial
Experts.
Retirement Age Policy
In 2007, our Board adopted a retirement age policy for directors. Under the policy, directors may not stand for re-election after they have reached the age of 75. The policy exempted the directors who were serving on the Board at the time the policy was adopted on January 25, 2007. Consequently, Mr. Anderson is exempt from this policy.
Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers
In accordance with SEC Rules, the Audit Committee and the Board have adopted the Code of Ethical Conduct for the CEO,
CFO and Senior Financial Officers. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The ethics code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. Information relating to any amendment to or waiver of a provision of the Code of Ethical Conduct for the CEO,
CFO and Senior Financial Officers will be, if required, disclosed on our website within four business days of such amendment or waiver. This Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers has been posted to our website at investor.drhorton.com under the Policy Documents link within the Corporate Governance section.
Corporate Code of Business Conduct and Ethics
The Board has adopted a Corporate Code of Business Conduct and Ethics ("Corporate Code of Conduct") for employees and directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Corporate Code of Conduct to provide guidance to the Board and management in areas of ethical business conduct and risk and to provide guidance to employees and directors by helping them recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) confidential reporting of unethical behavior and hotline telephone numbers. The Corporate Code of Conduct is reviewed at least annually to determine the need for any updates or revisions. The Corporate Code of Business Conduct and Ethics has been posted to our website at
investor.drhorton.com under the Policy Documents link within the Corporate Governance section.
Insider Trading Policy
We have adopted an Insider Trading Policy applicable to our directors, officers, employees, consultants and certain other persons and entities, as well as to the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards of the NYSE. The Insider Trading Policy also prohibits covered persons from pledging or hedging transactions or engaging in other transactions designed to hedge or offset any decrease in the market value of our securities.
Procedures for Accounting, Internal Control, Auditing and Financial Matters
In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, "Accounting Matters") and
(ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The
Audit Committee oversees treatment of complaints and concerns in this area. The Complaint Procedures for Accounting,
Internal Control, Auditing and Financial Matters have been posted to our website at investor.drhorton.com under the Policy
Documents link within the Corporate Governance section.
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Corporate Governance and Board Matters

Executive Sessions of the Board of Directors
Our non-employee members of the Board hold regularly scheduled executive sessions of these independent directors.
Dr. Carson, Chair of the Nominating and Governance Committee, serves as Presiding Director of these executive sessions, at which the Chairman of the Board and the CEO are not present. During fiscal 2025, the independent directors met three times in executive session without members of management present.
Active Stockholder Engagement and Feedback from Investors
During fiscal 2025, the Company's management and investor relations professionals attended investment conferences and participated in investor meetings and conference calls with hundreds of institutional investors. The Company's investor relations team strives to respond timely to investor requests for information and discussions. The Company has been named the Best Investor Relations Program in the Homebuilders and Building Products sector by Extel (previously
Institutional Investor) multiple times in its annual surveys.
The Company values feedback from its stockholders, and regularly engages with stockholders to understand their perspectives and gather feedback. The input received regarding the Company's performance, sustainability reporting, executive compensation and other matters is regularly evaluated by management, the Board and its committees. During fiscal 2025, the Company had substantive conversations with stockholders owning approximately 41% of the Company's outstanding shares.
Communications with the Board of Directors and the Company
Stockholders and others who wish to contact any member of our Board or the independent directors as a group may send their correspondence to the Chair of the Nominating and Governance Committee, who also serves as the Presiding
Director. Stockholders may send communications to: Presiding Director, c/o Thomas B. Montaño, Senior Vice President
and Corporate Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011 or email at
tbmontano@drhorton.com. Communications will be promptly forwarded to such Board member(s) or the Presiding
Director, as applicable. Stockholders and others who wish to contact our Investor Relations team may send communications to Jessica Hansen, Senior Vice President and Head of Investor Relations, D.R. Horton, Inc., 1341 Horton
Circle, Arlington, Texas 76011 or email InvestorRelations@drhorton.com. Further information may be obtained through our website at investor.drhorton.com under the Policy Documents link within the Corporate Governance section.
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Corporate Governance and Board Matters

Board Leadership Structure, Board’s Role in Risk Oversight and Board and
Committee Meetings
Board Leadership Transition and Structure
Our Board and its Nominating and Governance Committee regularly review and evaluate the Board’s leadership structure, including maintaining a succession plan for Board leadership to ensure appropriate governance. Our Board of Directors does not require a specific board leadership structure, nor does it require the roles of the Executive Chairman and CEO to be separated.
The Board believes the current separation of the roles of Chairman and CEO facilitates robust and effective communication between the Chairman, the Board’s independent directors and management, and supports stockholder value creation.
Given that our Chairman is not an independent director, the Chair of the Nominating and Governance Committee serves as the Presiding Director. The Nominating and Governance Committee believes that this leadership structure, supported by independent Board committee chairs, delivers independent Board leadership and engagement while also benefiting from our Executive Chairman's extensive experience, valuable insight and leadership.

Executive Chairman Responsibilities — Mr. Auld	Presiding Director Responsibilities — Dr. Carson
•Ensure alignment between the Board and the executive
management team regarding the Company's vision,
business model and strategic plans to enhance long-
term stockholder value;
•Lead Board oversight of key risk areas of the Company
and executive management's accountability for the
Company's performance and risk management; and
•Actively work with the Company's executive officers
and senior management team on the development of
and adjustments to its strategic plans for its operations,
capital structure, management personnel, leadership
transitions and other significant transactions or risk
areas.

•Preside at meetings of independent directors;
•Call meetings of independent directors as needed;
•Serve as a liaison between independent directors and
Company management including the Executive
Chairman; and
•Work with key Board committee chairs to provide
independent oversight of management.

Board’s Role in Risk Oversight
Our Board and its committees oversee the Company's risk management framework, which addresses the Company's operations, financing and liquidity, financial reporting, internal controls, regulatory compliance, people, sustainability and cybersecurity. The risk management process is implemented by our executive officers and key managers. Risk oversight is reviewed in the key risk areas of the Company listed below.
Land and Lots. Our ability to build and sell homes that meet homebuyer demand relies on our ability to cost-effectively control, buy and develop land and lots. We manage the acquisition of land and lots through a process which requires divisional, regional and corporate approval before committing financial resources. Corporate approval includes review by corporate legal and accounting personnel and approval by our executive officers. Our executive team reports to the Board regarding our process of reviewing, approving and funding land and lot acquisitions, which we believe effectively manages land and lot acquisition risk.
Financing and Liquidity. Our Board oversees financing and liquidity risk to ensure we maintain the financial resources needed to fund our operations through changes in homebuilding industry conditions and home sales demand.
Management reviews the Company’s financial and liquidity position at least quarterly with the Board, which includes projected short- and long-term financing and liquidity needs. To further manage risk in this area, the Board approves a limit on the amount of debt and equity that may be repurchased. Public debt or equity issuances are approved by the Executive
Committee. We believe these measures provide effective oversight of the Company's financing and liquidity risk.
Financial Reporting, Internal Control and Regulatory Compliance. The Audit Committee provides risk oversight with respect to financial reporting, internal control over financial reporting, internal audit and related regulatory compliance matters. Our Audit Committee discusses our interim financial information on a quarterly basis with our independent auditor and, after our fiscal year end, discusses its audit of our annual consolidated financial statements, including internal controls over financial reporting. During the fiscal year, our Audit Committee meets in private session (without management present) with our independent auditor to discuss any matters related to the audit of our annual consolidated financial statements and our internal controls over financial reporting.
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Corporate Governance and Board Matters

The Audit Committee meets at least quarterly with our Vice President of Internal Audit and reviews the results of the internal audits of the Company’s operating divisions and other matters that may affect the Company's key controls. Each year, the Audit Committee reviews and approves the internal audit plan for the forthcoming fiscal year. The internal audit plan focuses on key risk areas in the Company’s homebuilding, rental, financial services, IT and other operations. The Audit
Committee and Audit Committee Chair periodically meet in private session (without management present) with our Vice
President of Internal Audit.
The Audit Committee periodically receives presentations on topics related to recent or anticipated changes to accounting rules and regulations, tax laws and regulations, corporate governance and financial reform rules and regulations. The Audit
Committee discusses with management any actions necessary to maintain or become compliant with such matters.
People. The Board maintains awareness of significant decisions related to the appointment, promotion and retention of the
Company's management and employees. The Nominating and Governance Committee also oversees executive management and director succession planning. The Compensation Committee provides risk oversight with respect to compensation of the Company’s employees, including the named executive officers and other key officers, with the assistance of the Board. The Compensation Committee also reviews and approves all equity plan awards. We regularly review the Company’s compensation policies and practices and believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. For a comprehensive compensation risk analysis, see page 38.
Sustainability. Key sustainability risks, including environmental and climate-related matters and employee health and safety, are overseen by the Nominating and Governance Committee, which has regular discussions on these matters with both internal and external personnel with relevant sustainability responsibilities and expertise. The Board supports and receives regular updates on progress in the Company’s reporting of sustainability policies, metrics and related disclosures.
In recent years, the Board has approved policies that enhance human rights protections and increase transparency of political contributions, and has reviewed enterprise-level sustainability risk and materiality assessments.
Cybersecurity. Our Company relies heavily on information technology ("IT"), and potential IT failures and data security breaches could harm our business. Cybersecurity risk is managed by the IT Cyber Security Risk Officer and Chief
Information Officer ("CIO"), with Board oversight through the Audit Committee. Risks are monitored via regular discussions with and presentations as part of Internal Audit’s materials and periodic presentations by the CIO and IT Cyber Security
Risk Officer. The most recent formal presentation included highlights around the Company’s preventative and defensive IT security measures and the formal incident response procedures in place. The Board also regularly inquires about changes, updates and potential issues in our cybersecurity strategy and the execution of cybersecurity risk management practices, and meets with the CIO as needed. Internal Audit conducts cybersecurity reviews as part of its audit procedures and presents its findings to the Board on a quarterly basis. Additionally, we conduct cybersecurity training for all employees at least annually. The Company has not had a material cybersecurity breach within the last three years. We believe these measures provide comprehensive oversight of the Company's information technology and cybersecurity risk management.
Board Meetings
During our fiscal year ended September 30, 2025, our Board of Directors held seven meetings and did not act by written consent. Each director attended at least 75% of the Board and committee meetings for the committees on which he or she served. Executive sessions with our independent directors are scheduled and chaired by our Presiding Director and are held regularly. While there is no formal policy requiring director attendance at our annual meeting of stockholders, then-
serving directors typically attend the meeting in person. However, Barbara Allen did not attend the 2025 Annual Meeting, given that her term as a director ended on that date.
Committees of the Board
Our Board is currently composed of seven independent directors, six of whom are standing for re-election and one of whose term will expire at the 2026 Annual Meeting, and two management directors. The Presiding Director regularly chairs executive sessions with our independent directors without the presence of management and serves as liaison between our
Executive Chairman and the independent directors.
The Board has designated four primary committees that are responsible for various duties of the Board or its committees, as applicable. The four committees of the Board are the Executive Committee, Nominating and Governance Committee,
Compensation Committee and Audit Committee. The Board of Directors has adopted governing Charters for the
Nominating and Governance Committee, the Compensation Committee and the Audit Committee.
Executive Committee
The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the Company, except as limited by law and NYSE Rules. In fiscal 2025, the
Executive Committee members were David Auld, our Executive Chairman, and Paul Romanowski, our CEO.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  19

Corporate Governance and Board Matters

Nominating and Governance Committee
Committee Members: Benjamin S. Carson, Sr. (Chair and Presiding Director) Michael R. Buchanan* Barbara R. Smith Committee Independence: 100% Committee Meetings: 7
The Nominating and Governance Committee’s primary duties are to:
•identify and recommend individuals qualified to become directors consistent with criteria approved by the Board;
•oversee the Board and key management evaluations;
•develop and recommend corporate governance principles applicable to the
Company;
•establish and monitor stock ownership guidelines for executive officers and directors;
•oversee and administer the Company's Related Party Transaction Policy;
•oversee the Company's sustainability strategy and practices, including:
–workforce health and safety;
–business ethics and compliance;
–home affordability, energy efficiency and environmental impact; and
–data privacy and protection.
The Board has determined each member of the Nominating and Governance Committee to be independent in accordance with the corporate governance and independence standards adopted by the Board.

* Mr. Buchanan will not be standing for election at the 2026 Annual Meeting.

Compensation Committee
Committee Members: M. Chad Crow (Chair) Brad S. Anderson Maribess L. Miller Committee Independence: 100% Committee Meetings: 8
The Compensation Committee's primary duties are to:
•analyze corporate priorities and objectives relevant to the CEO and other executive officers' compensation;
•determine the compensation of the CEO and other executive officers based on their performance relative to the established priorities and objectives;
•maintain awareness and oversight of key management compensation;
•monitor and administer executive officer incentive compensation and equity-based compensation plans;
•approve and revise the Company's clawback policy to recoup compensation in the event of financial statement restatement;
•prepare an executive compensation report to be included in the Company's proxy statement; and
•review and approve the compensation discussion and analysis to be included in the
Company's proxy statement.
The Board has determined each member of the Compensation Committee to be independent in accordance with the corporate governance and independence standards adopted by the Board.

Audit Committee
Committee Members: Maribess L. Miller (Chair) Brad S. Anderson Elaine D. Crowley Committee Independence: 100% Committee Meetings: 4
The Audit Committee’s primary duties are to:
•assist the Board in fulfilling its oversight responsibilities relating to the:
–integrity of the Company’s financial statements;
–independent auditor’s qualifications, independence and engagement;
–performance of the Company’s internal audit function and independent auditor;
–Company’s compliance with legal and regulatory requirements;
•oversee the Company's management of IT and cybersecurity risk; and
•prepare an Audit Committee report to be included in the Company’s annual proxy statement.
The Board has determined each member of the Audit Committee to be independent and financially literate in accordance with NYSE Rules, SEC Rules and corporate governance and independence standards adopted by the Board. For fiscal 2025, the Board has determined that Ms. Crowley and Ms. Miller are Audit Committee Financial Experts under the SEC's guidelines.

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Corporate Governance and Board Matters

Compensation of Directors
Our Board of Directors approves the annual compensation and fees paid to our non-employee directors, as detailed in the
"Non-Employee Director Compensation for Fiscal 2025" table. The Board's goal is to provide a mix of cash and equity compensation that appropriately reflects the responsibilities of each director's service to the Company and aligns with stockholder interest. Mr. Auld and Mr. Romanowski, as members of executive management, received no additional compensation for serving on the Board of Directors. The details of compensation for these individuals are discussed in the
Compensation Discussion and Analysis ("CD&A") section beginning on page 25.
Director Fees Paid in Cash. Non-employee directors receive cash compensation for attending Board and committee meetings in person, by telephone conference or virtually. In fiscal 2025, compensation for attending the meetings was
$20,000 for each of the four quarterly meetings, not to exceed $80,000 for the year. Additional annual compensation of
$5,000 was paid for each committee on which a director serves and $2,500 was paid to each committee chair.
Compensation is paid quarterly and is prorated if the composition of the committees changes during the year. For fiscal
2026, the Board determined to maintain the same cash compensation amounts for director fees.
Restricted Stock Units. Historically, our non-employee directors received retainer restricted stock unit awards every three years, vesting in equal installments over three years. These awards were last approved in January 2022 and no retainer grants were made during fiscal 2025. Historically, non-employee directors also received an annual award of restricted stock units concurrently with awards granted to a broad group of Company employees. In fiscal 2025, the Board revised its restricted stock unit awards practice for non-employee directors from a two-grant approach to a single-grant approach. In
November 2024, the Board approved a restricted stock unit award of $235,000 or 1,445 restricted stock units for each non-employee director that vest ratably over five years, as reflected in table below. When a new non-employee director joins our Board, he or she is awarded restricted stock units at that time.
Expenses and Health Care Plan. Non-employee directors are entitled to be reimbursed for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals and other related expenses. Non-employee directors are also eligible to participate in the Company's health insurance plan, and Mr. Anderson, Mr. Buchanan and
Mr. Crow elected to participate in the plan in fiscal 2025.
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Corporate Governance and Board Matters

Non-Employee Director Compensation for Fiscal 2025

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Barbara K. Allen(2)	$46,250	—	$46,250
Brad S. Anderson	$90,000	$225,362	$315,362
Michael R. Buchanan	$85,000	$225,362	$310,362
Benjamin S. Carson, Sr.	$90,000	$225,362	$315,362
M. Chad Crow	$86,875	$225,362	$312,237
Elaine D. Crowley	$85,000	$225,362	$310,362
Maribess L. Miller	$92,500	$225,362	$317,862
Barbara R. Smith	$85,000	$225,362	$310,362
(1)The amounts represent the grant date fair value of $155.96 per unit for the 1,445 restricted stock units granted to each non-employee director on November 20, 2024, which vest ratably on an annual basis over five years. Ms. Allen did not receive any restricted stock unit grants during fiscal 2025 because she did not stand for election at our 2025 Annual Meeting.
The grant date fair value of the restricted stock units was determined in accordance with the accounting guidance for share-based payments and reflects a discount for the lack of dividend accruals during the relevant vesting period. The Company recognizes expense for these awards over the respective vesting period.
As of September 30, 2025, each non-employee director held the following number of unvested restricted stock units:

Name	Unvested Restricted Stock Units
Barbara K. Allen(2)	—
Brad S. Anderson	2,885
Michael R. Buchanan	2,885
Benjamin S. Carson, Sr.	3,226
M. Chad Crow	2,501
Elaine D. Crowley	2,501
Maribess L. Miller	2,885
Barbara R. Smith	2,501
(2)Ms. Allen did not stand for re-election at our 2025 Annual Meeting and completed her term as a director on January 16, 2025.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  22

Proposal Two – Advisory Vote on the Approval of Executive Compensation

Proposal Two – Advisory Vote on the Approval of Executive
Compensation
As required by Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy
Statement. Although this "say-on-pay" resolution is non-binding, our Board of Directors and Compensation Committee value stockholder feedback and will consider the result of the vote when making future compensation decisions. Our Board has determined to hold an advisory vote on executive compensation annually, and we anticipate our next advisory vote on the approval of executive compensation after our 2026 Annual Meeting of Stockholders will be held at our 2027 Annual
Meeting of Stockholders.
We encourage you to read the Compensation Discussion and Analysis beginning on page 25 of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables, notes and narrative. Together, these provide details on our executive compensation philosophy, objectives and structure. We believe our current executive compensation program achieves an appropriate balance of short-term and long-term compensation incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value and aligns the interests of our named executive officers with those of our stockholders.
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve the following advisory resolution at the 2026 Annual Meeting:
RESOLVED, that the stockholders of D.R. Horton, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary
Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s
2026 Annual Meeting of Stockholders.

The Board of Directors Unanimously Recommends that Stockholders Vote "FOR" Approval of the Advisory Resolution on Executive Compensation.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  23

Executive Officers

Executive Officers
Our current executive officers are:

David V. Auld	Paul J. Romanowski	Michael J. Murray	Bill W. Wheat
Executive Chairman	President and Chief Executive Officer	Executive Vice President and Chief Operating Officer	Executive Vice President and Chief Financial Officer
Non-Director Executive Officers
Michael J. Murray
Executive Vice President and Chief Operating Officer
Mr. Murray, age 59, has served as Executive Vice President and Chief Operating Officer of D.R. Horton since 2014, including his service as Co-Chief Operating Officer in fiscal 2022 and 2023. He served as Senior Vice President of
Business Development from 2012 to 2014, Vice President and Controller from 2004 to 2012 and Director of Internal Audit from 2002 to 2004.
Mr. Murray began his career at Price Waterhouse LLP (now PwC) and subsequently held finance and accounting roles at several other companies prior to joining D.R. Horton.
Mr. Murray graduated from the University of Texas at Arlington in 1988 with a Bachelor of Business Administration in accounting.
Bill W. Wheat
Executive Vice President and Chief Financial Officer
Mr. Wheat, age 59, has served as Executive Vice President and Chief Financial Officer of D.R. Horton since 2003. He was
Senior Vice President and Controller from 2000 to 2003, after joining the Company in 1998 as an Accounting Manager.
Mr. Wheat also served as a member of the Board of Directors of the Company from 2003 to 2011.
Mr. Wheat began his career at Price Waterhouse LLP (now PwC) and later held several financial and accounting positions at The Bombay Company prior to joining D.R. Horton.
Mr. Wheat graduated from Baylor University in 1988 with a Bachelor of Business Administration in accounting and finance.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  24

Executive Officers

The following table outlines the respective roles and responsibilities of each of our current named executive officers.

Roles and Responsibilities of our Named Executive Officers
David V. Auld
Executive Chairman
Primary responsibilities include:
•ensuring alignment between the Board and executive
management regarding the Company's vision, business
model and strategic plans to enhance long-term stockholder
value;
•leading the Board's oversight of key risk areas of the
Company;
•holding executive management accountable for the
Company's performance and effectively managing risk; and
•actively working with the Company's executive officers and
senior management team to develop and adjust strategic
plans for operations, capital structure, management
personnel, leadership transitions and other significant
transactions or risk areas.

Paul J. Romanowski
President & Chief Executive Officer
Primary responsibilities include:
•leading the Company's management team and employees in
executing operating strategies to drive performance in the
Company's homebuilding, financial services, rental, Forestar and other businesses to enhance long-term stockholder
value;
•overseeing employee development and succession planning
for future leadership of the Company's businesses,
corporate functions and executive officer roles;
•direct executive oversight of six of the Company's fourteen internal homebuilding operating regions, including approval
of investments in land and lots; and
•direct executive oversight of the Chief Operating Officer,
Chief Financial Officer and two corporate departments.

Michael J. Murray
Executive Vice President & Chief Operating Officer
Primary responsibilities include:
•shared executive coordination of the operations of the
Company's homebuilding, financial services, rental, Forestar and other businesses;
•overseeing employee development and succession planning
for future leadership of the Company's businesses,
corporate functions and executive officer roles;
•direct executive oversight of six of the Company's fourteen internal homebuilding operating regions, including approval
of investments in land and lots; and
•direct executive oversight of the rental business
management team and two corporate departments.

Bill W. Wheat
Executive Vice President & Chief Financial Officer
Primary responsibilities include:
•shared executive coordination of the operations of the
Company's homebuilding, financial services, rental, Forestar and other businesses;
•overseeing employee development and succession planning
for future management leadership across the Company;
•direct executive responsibility for ensuring the Company's
capital structure, leverage and liquidity appropriately
support operational growth and strategic plans;
•direct executive oversight of two of the Company's fourteen internal homebuilding operating regions, including approval
of investments in land and lots; and
•direct executive oversight of the financial services
management team and a majority of the corporate
departments.

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Executive Compensation

Executive Compensation
Compensation Discussion and Analysis
Overview
Our Compensation Committee strives to design a fair and competitive compensation program for executive officers that will attract, motivate and retain highly qualified and experienced executives, reward superior performance and provide incentives that are aligned with the performance of the Company, with an overall emphasis on maximizing long-term stockholder value. This Compensation Discussion and Analysis ("CD&A") provides information regarding our compensation objectives and the relationship between executive performance and executive compensation.
Our named executive officers ("NEOs") for fiscal 2025 were as follows, which reflects all individuals who served as our executive officers during fiscal 2025:

David V. Auld	Executive Chairman
Paul J. Romanowski	President and Chief Executive Officer
Michael J. Murray	Executive Vice President and Chief Operating Officer
Bill W. Wheat	Executive Vice President and Chief Financial Officer
Our Executive Compensation Principles Drive our Compensation Design
Our Board and its Compensation Committee strongly believe that it is in the best interests of stockholders to incent our executives to take actions that create sustainable stockholder value and reward them accordingly. To achieve that, the
Compensation Committee has designed a compensation structure that is grounded in compensation principles which in turn drive our executive compensation objectives.

Executive Compensation Principles	Executive Compensation Objectives
Business Resilience	✓Achieve long-term sustainability of our business
Alignment of Interests	✓Align executive and stockholder interests with the goal of maximizing long-term stockholder value
Pay-for-Performance	✓Recognize valuable short- and long-term individual contributions as well as overall Company performance
Attract and Retain	✓Motivate and retain highly qualified and experienced executives who are capable of driving strategic objectives
Our executive compensation design promotes alignment with stockholders and protects their interests.

Feature	Rationale and Impact	Business Resilience	Alignment of Interests	Pay for Performance	Attract and Retain
Emphasize At-Risk and Performance- based Compensation	92% of fiscal 2025 CEO Target Pay is contingent on performance ("at-risk")	✓	✓	✓
Balance Short- and Long-Term Incentives	Reward for actions that are intended to create short and long-term stockholder value	✓	✓	✓	✓
Equity Pay Mix	Majority of equity granted as Performance Stock Units ("PSUs")	✓	✓	✓	✓
Annual Cash and Equity Incentive Tied to Profitability	Reward for profitability that creates stockholder value No guaranteed bonuses	✓	✓	✓	✓
Stock Ownership Guidelines	Align executives' interests with those of long-term stockholders		✓	✓	✓
Clawback and Anti-hedging and Pledging Policies	Mitigate compensation risk and reinforce strong alignment with stockholder interests	✓	✓	✓
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  26

Executive Compensation

Key Performance Highlights
(1)Return on assets is calculated as net income attributable to D.R. Horton for the year divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.
(2)Return on equity is calculated as net income attributable to D.R. Horton for the year divided by average stockholders’ equity, where average stockholders’ equity is the sum of ending stockholders’ equity balances of the trailing five quarters divided by five.
(3)Consolidated leverage ratio represents consolidated notes payable divided by total capital (stockholders' equity plus consolidated notes payable).
(4)The TSR comparison assumes a hypothetical investment in D.R. Horton common stock and in the S&P 500 Index of $100 on
September 30, 2020 and assumes that all dividends were reinvested.

						% Change
	As of and for the Fiscal Year Ended September 30,					2025 vs 2024	2025 vs 2021
Stock Price and Other Data	2025	2024	2023	2022	2021
Common stock price	$169.47	$190.77	$107.47	$67.35	$83.97	(11)%	102%
Equity market capitalization (millions)	$49,905	$61,815	$35,986	$23,165	$29,895	(19)%	67%
Book value per share	$82.15	$78.12	$67.78	$56.39	$41.81	5%	96%
Diluted earnings per share	$11.57	$14.34	$13.82	$16.51	$11.41	(19)%	1%
Cash dividends paid per share	$1.60	$1.20	$1.00	$0.90	$0.80	33%	100%
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  27

Executive Compensation

Fiscal 2025 Compensation Highlights
Pay Mix
David V. Auld, Executive Chairman
83%
Equity
Paul J. Romanowski, President and CEO
83%
Equity

4%	Salary	37%	PSUs
13%	PTI Bonus (Cash)	33%	RSUs
13%	PTI Bonus (Equity)

3%	Salary	64%	PSUs
14%	PTI Bonus (Cash)	5%	RSUs
14%	PTI Bonus (Equity)
Other Named Executive Officers
(average)

3%	Salary
14%	PTI Bonus (Cash)
14%	PTI Bonus (Equity)
63%	PSUs
6%	RSUs
83%
Equity

Executive	Fixed(1)	At-Risk(1)	Cash(2)	Equity(2)
David V. Auld	37%	63%	17%	83%
Paul J. Romanowski	8%	92%	17%	83%
Michael J. Murray	8%	92%	16%	84%
Bill W. Wheat	10%	90%	18%	82%
(1)The fixed portion of compensation includes the executive's base salary and the grant date fair value of time-based restricted stock units ("RSUs") that vest based on continued employment with the Company. Once granted, the value of RSUs fluctuates based on the
Company's stock price. Percentages are rounded to the next whole number.
The at-risk portion of compensation includes the executive's annual PTI Bonus and PSUs, which are at-risk based on Company performance against preestablished performance goals or criteria.
(2)Cash compensation includes the executive's base salary and the portion of the PTI Bonuses paid in cash (50%).
Equity compensation includes the remainder of the PTI Bonuses paid in common stock and the grant date fair value of PSUs and
RSUs for each named executive officer.
The Compensation Committee reviewed the key operating and financial results achieved in fiscal 2025 and determined that the mix of cash bonus and equity bonus was appropriate based on the results achieved. (See "Fiscal 2025 — PTI Bonus
Results and Payout" on page 30.)
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Executive Compensation

Components of Compensation
Based on the objectives discussed above, our Compensation Committee structures executive pay to focus on, and reward executives for, actions that create sustainable stockholder value. For fiscal 2025, our executive compensation program included what the Compensation Committee believes to be an appropriate mix of cash and equity compensation, with a significant emphasis on performance-based incentives that are earned only when the Company achieves preestablished performance goals.
For fiscal 2025, the Compensation Committee designed a pay structure that it believes best serves the interests of stockholders as outlined in the table below:

Pay Element	At- Risk	Purpose of Pay Element	What the Pay Element Rewards		Key Highlights
Base Salary		Provide fixed base compensation for each executive	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	✓	Base salaries remained unchanged for all NEOs during fiscal 2025; amounts remain below comparable positions in our peer group
PTI Bonus	✓	Encourage profitable growth, disciplined operational efficiency and cost control	Annual achievement of metrics that measure execution and results of strategic goals	✓	Subject to dollar cap for all NEOs
				✓	Payouts split equally between cash and equity
PSUs	✓	Focus on longer-term performance and alignment with long- term stockholders	Achievement of multi-year financial performance goals and value creation	✓	Three-year performance period
				✓	PSUs comprise majority of target fiscal 2025 equity compensation
				✓	Performance metrics for operating returns, earnings and shareholder returns
RSUs		Alignment with stockholders and long- term stockholder returns	Long-term stockholder value creation	✓	Three- to five-year vesting provides retentive value
Executive Chairman Pay At Risk %			63%
CEO Pay At Risk %			92%
Other NEOs Pay At Risk %			91%
Cash Compensation: Base Salaries and Performance Bonuses
Base Salaries – Named Executive Officers
Base salaries provide a fixed level of annual cash compensation for our NEOs. When setting fiscal 2025 base salaries, we considered the following factors:
•level of experience, responsibility and tenure;
•national scope of the Company’s operations;
•individual contributions to achieving Company objectives;
•amount of fixed cash compensation considered appropriate to retain the executive’s services;
•average and median base salaries of comparable executives in our peer group; and
•recommendations of Mr. Auld, other than for himself.
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Executive Compensation

The Compensation Committee did not assign specific weights to the factors listed above, did not target a specific percentile ranking based on peer group salaries, and did not target a percentage that the base salaries should be relative to total compensation. Rather, the review of base salaries is done on a holistic basis in light of all of the factors noted above.
Following such review, the Compensation Committee determined that base salaries were at an appropriate level for all
NEOs and thus did not make any adjustments to fiscal 2024 levels. Base salaries, which remained unchanged from fiscal
2024 for all our NEOs for fiscal 2025, are set forth in the following table:

	Base Salary
Name	2025	2024
David V. Auld	$700,000	$700,000
Paul J. Romanowski	$700,000	$700,000
Michael J. Murray	$500,000	$500,000
Bill W. Wheat	$500,000	$500,000
Fiscal 2025 – Pre-Tax Income Performance Bonus
Consistent with our compensation philosophy to link pay with performance, Mr. Auld, Mr. Romanowski, Mr. Murray and
Mr. Wheat each had the opportunity to earn a performance bonus ("PTI Bonus") based on the Company's pre-tax income
("PTI") earned during fiscal 2025. PTI is defined as consolidated income before income taxes, as reported by the Company in its consolidated financial statements prepared in accordance with generally accepted accounting principles. The
Compensation Committee believes that strong profitability is a key driver of long-term stockholder value creation.
The payout percentages and the maximum potential payout dollar amounts for each executive were set by the
Compensation Committee at the beginning of the fiscal year and were subjectively determined rather than based on a specific formulaic methodology. The fiscal 2025 payout percentages for each NEO remained the same as for fiscal 2024 and the maximum payout dollar amount remained the same for all NEOs except for Mr. Auld (decrease of $4 million) and
Mr. Romanowski (increase of $1 million), which the Compensation Committee determined was appropriate in light of market practices and the NEOs' responsibilities. The Compensation Committee also reserves the right to decrease, but not increase, the final earned PTI Bonus amounts at its discretion. Positive PTI must be achieved for any PTI bonus to be earned.
If the Company has a pre-tax loss, then no bonuses would be earned under the PTI Bonus program.
Consistent with fiscal 2024, earned PTI Bonuses are paid 50% in cash and 50% in Company stock for all NEOs. The maximum payout percentages for the PTI Bonus for each NEO and the bonuses earned under the PTI Bonus program in fiscal 2025 are shown in the following tables.
PTI Bonus Payout Rates and Maximum Potential Payouts

	Percent of Pre-Tax Income
Name	Fiscal 2025	Fiscal 2024	Fiscal 2023
David V. Auld	0.10%(1)	0.10%	0.20%
Paul J. Romanowski	0.15%(2)	0.15%	0.10%
Michael J. Murray	0.125%(3)	0.125%	0.10%
Bill W. Wheat	0.10%(1)	0.10%	N/A

(1) Payout capped at $10 million with the amount earned split equally between cash and Company stock.
(2) Payout capped at $15 million with the amount earned split equally between cash and Company stock.
(3) Payout capped at $12.5 million with the amount earned split equally between cash and Company stock.
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Executive Compensation

Fiscal 2025 – PTI Bonus Results and Payout
The tables below set forth the Company's PTI and PTI Bonuses paid in cash and stock for fiscal 2025 to Mr. Auld,
Mr. Romanowski, Mr. Murray and Mr. Wheat:
David V. Auld

		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2025	$2,177,061,398	0.10%	$2,177,061	$1,088,525	$1,088,536
2nd Semi-Annual Period Ended September 30, 2025	$2,562,817,523	0.10%	$2,562,818	$1,281,376	$1,281,442
Annual Amount	$4,739,878,921	0.10%	$4,739,879	$2,369,901	$2,369,978
Paul J. Romanowski

		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2025	$2,177,061,398	0.15%	$3,265,592	$1,632,788	$1,632,804
2nd Semi-Annual Period Ended September 30, 2025	$2,562,817,523	0.15%	$3,844,226	$1,922,139	$1,922,087
Annual Amount	$4,739,878,921	0.15%	$7,109,818	$3,554,927	$3,554,891
Michael J. Murray

		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2025	$2,177,061,398	0.125%	$2,721,327	$1,360,657	$1,360,670
2nd Semi-Annual Period Ended September 30, 2025	$2,562,817,523	0.125%	$3,203,522	$1,601,833	$1,601,689
Annual Amount	$4,739,878,921	0.125%	$5,924,849	$2,962,490	$2,962,359
Bill W. Wheat

		Maximum Bonus Percentage	Total Bonus Earned	Portion of Bonus Paid
Semi-Annual Period	PTI			Cash	Stock
1st Semi-Annual Period Ended March 31, 2025	$2,177,061,398	0.10%	$2,177,061	$1,088,525	$1,088,536
2nd Semi-Annual Period Ended September 30, 2025	$2,562,817,523	0.10%	$2,562,818	$1,281,376	$1,281,442
Annual Amount	$4,739,878,921	0.10%	$4,739,879	$2,369,901	$2,369,978
For fiscal 2025, the maximum PTI Bonus was capped at $10 million for Mr. Auld, $15 million for Mr. Romanowski, $12.5 million for Mr. Murray and $10 million for Mr. Wheat. The number of shares issued for the equity portion of the PTI bonus was calculated by dividing the applicable bonus amount by the Company’s closing stock price on the date the Compensation
Committee approved the award payout. Amounts attributable to any fractional shares for the equity component were paid in cash.
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Executive Compensation

Equity Compensation: Performance and Time-Based
Our Compensation Committee believes that performance and time-based equity awards should be the primary long-term components of our executive compensation program. These awards are intended to align the financial interests of our executive officers with those of our stockholders by focusing on maximizing Company performance over an extended period and supporting the retention of our talented executives.
Performance Equity. Performance stock units ("PSUs") are earned by achieving defined performance goals over a three-
year performance period. PSUs are designed to motivate our executives to deliver superior results on key metrics, measured relative to other companies or goals, which we believe will drive long-term value for stockholders.
Time-Based Equity. Restricted stock units ("RSUs") vest over a three- or five-year time period, contingent on continued
service to the Company. RSUs promote the retention of our experienced, high-performing executive officers whose skills, significant industry experience and strong past performance have been instrumental in the Company's success.
Each year, the Compensation Committee determines the number and value of PSUs to be awarded for the upcoming three-
year performance period, the maximum number of PSUs that could be earned and the number and value of RSUs to be awarded, as well as all other components of each executive's compensation.
Fiscal 2025 Equity Incentive Awards – Target 2027 PSUs and RSUs
In fiscal 2025, the Compensation Committee awarded the following target number of PSUs (the "2027 PSUs") and RSUs to each of the NEOs as follows:

Name	Target Number of 2027 PSUs	Grant Date Value of 2027 PSUs(1)	Number of RSUs	Grant Date Value of RSUs(2)	Equity Pay Mix (PSUs as % of Grant Date Value of Equity)
David V. Auld	36,079	$6,363,975	36,785	$5,835,572	52.2%
Paul J. Romanowski	90,198	$15,910,025	7,820	$1,219,607	92.9%
Michael J. Murray	75,165	$13,258,354	7,820	$1,219,607	91.6%
Bill W. Wheat	54,119	$9,546,050	7,055	$1,100,298	89.7%
(1)The grant date fair value of the 2027 PSUs is $176.39 per unit as determined in accordance with accounting guidance for share-
based payments and takes into account the probable outcome of the applicable performance conditions at grant (which was determined to be target achievement).
(2)The grant date fair value of the November 20, 2024 RSUs is $158.64 per unit for those vesting in three years and $155.96 per unit for those vesting in five years as determined in accordance with accounting guidance for share-based payments and reflect discounts for the lack of dividend accruals during the relevant vesting period.
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Executive Compensation

Fiscal 2025 – 2027 PSUs (Performance Period Ending September 30, 2027)
The 2027 PSU awards include four performance metrics and will vest based on the final performance rankings after the completion of the performance period, which is the three-year period from October 1, 2024 through September 30, 2027
(the "2027 Performance Period"). The 2027 PSU awards are subject to the following metrics and goals:

Metric (Weight)	Comparator Group	Threshold Performance	Threshold Vesting	Target Performance	Target Vesting	Maximum Performance	Maximum Vesting
Relative TSR Performance (30%)(1)	S&P 500 Index TSR	9 points below Index	6.67% of award	5 points above Index	100% of award	30 points above Index	300% of award
Relative ROA Performance (25%)	S&P 500 Companies	41st percentile	6.67% of award	55th percentile	100% of award	Greater than or equal to 90th percentile	200% of award
Relative PT-ROA Performance (20%)	Homebuilding Peer Group	6th rank out of 9 companies	50% of award	3rd rank out of 9 companies	100% of award	1st rank out of 9 companies	200% of award
EPS Growth Performance (25%)(2)	Prior 3-year performance period	0% Cumulative Growth	10% of award	10% Cumulative Growth	100% of award	Greater than or equal to 20% Cumulative Growth	200% of award
(1)If performance is 15 points above the S&P 500 Index, vesting is 200% of award.
(2)If cumulative EPS growth is 3%, vesting is 50% of award.

TSR:
means "total shareholder return" (stock price change plus dividends paid assuming reinvestment of dividends) of the Company over the 2027 Performance Period as determined by Standard and Poor’s using the same methodology used in preparing the stock performance graph included each year in the
Company’s Form 10-K.

ROA:	means "return on assets" which is the Company's consolidated net income or loss divided by average total assets over the 2027 Performance Period.
PT-ROA:	means "pre-tax return on assets" which is the Company's consolidated pre-tax income or loss divided by average total assets net of cash over the 2027 Performance Period.
EPS Growth:
means the percentage increase in the Company's cumulative diluted earnings per share over the 2027
Performance Period as compared to its cumulative diluted earnings per share for the prior three-year performance period (October 1, 2021 to September 30, 2024).

Consistent with the prior year, the Compensation Committee utilized relative TSR and relative PT-ROA performance goals for the 2027 PSU awards granted in fiscal 2025. Relative TSR compares our TSR to the S&P 500 Index TSR and rewards returns that outperform a broad-based market benchmark. Relative PT-ROA measures how efficiently our non-cash assets are used to generate pre-tax income and rewards returns that outperform our homebuilding industry peers. The
Company's homebuilding peer group for the 2027 PSU awards consists of the eight publicly traded homebuilding companies listed on page 37 plus D.R. Horton. Consistent with enhancements made to the 2026 PSUs based on feedback from our stockholders, the 2027 PSUs require a 6th rank out of 9 for vesting at threshold and a 3rd rank out of 9 for vesting at target for the relative PT-ROA.
For the 2027 PSUs, the Company reduced the weighting of the Relative PT-ROA performance goal, removed the relative
Operating Margin performance goal and added performance goals for relative Return on Assets ("ROA") and EPS Growth.
Relative ROA measures the Company's net income relative to total assets compared to the ROAs achieved by the largest
U.S. companies in the S&P 500. EPS Growth measures the Company's increase in earnings per share to reward consistent long-term earnings growth.
The Compensation Committee believes that this set of balanced performance metrics directly links pay to superior operational execution, capital efficiency, sustained earnings growth and long-term value creation for our stockholders.
When determining the target number of 2027 PSUs to grant to each NEO in fiscal 2025, the Compensation Committee reviewed the estimated value of these awards in relation to the Company's consolidated revenue, pre-tax income and other operating results. The Compensation Committee chose to set the maximum payout at two times the target amounts for three performance goals and at three times the target amount for one performance goal to reward superior performance above the target levels. When the 2027 PSUs were granted, the target and maximum amounts were subjective determinations and not based on any formulaic method or benchmark. At the beginning of fiscal 2025, the Compensation
Committee approved an increase to the target grant value of PSUs awards for all of the NEOs, other than Mr. Auld, to align to market practices and reinforce our pay for performance philosophy. For Mr. Auld, the Compensation Committee
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  33

Executive Compensation

approved shifting a greater percentage of his pay mix to RSUs as his responsibilities as Executive Chairman continued to evolve since being appointed to such position in fiscal 2024. Additional information on the grant date fair value of the 2027
PSUs is set forth in the "Summary Compensation Table" on page 39 and the "Grants of Plan-Based Awards in Fiscal 2025"
table on page 40.
2025 PSUs – Ranking Results and Vesting Based on Actual Performance
In October 2025, the Compensation Committee reviewed the performance achieved for the PSUs granted in October 2022
(the "2025 PSUs") to each of our then serving NEOs. The 2025 PSUs had a three-year performance period from October 1,
2022 through September 30, 2025 (the "2025 Performance Period"), and vested based on achieving performance under the four performance goals ("Performance Goals") in the table below. The number of shares earned and issued are set forth in the table under the heading "Final Results" on page 34.

Performance Goal	Performance Comparison	Weighting to Total Award
Relative TSR	S&P 500 Index TSR	25%
Relative ROI	Peer Group	25%
Relative SG&A	Peer Group	25%
Relative GP	Peer Group	25%

TSR:
means "total shareholder return" (stock price change plus dividends assuming reinvestment of dividends) of the
Company over the 2025 Performance Period as determined by Standard and Poor’s using the same methodology used by Standard and Poor’s in preparing the stock performance graph included each year in the
Company’s Form 10-K.

ROI:	means "return on investment" which is consolidated pre-tax income or loss divided by average total assets over the 2025 Performance Period.
SG&A:	means consolidated "selling, general and administrative expense" (including corporate general and administrative expenses) as a percentage of consolidated revenues over the 2025 Performance Period.
GP:
means homebuilding segment "gross profit" defined as homebuilding revenues minus homebuilding cost of sales, including inventory and land option charges, divided by homebuilding revenues over the 2025
Performance Period.

The following tables set forth the number of 2025 PSUs that could have been earned based on the final performance rankings of the Company.

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Percentage of Target Award		David V. Auld	Paul J. Romanowski and Michael J. Murray	Bill W. Wheat
			Number of PSUs Earned
10 Points Below Index	Forfeited		Zero	Zero	Zero
9 Points Below Index	Threshold	10%	5,000	1,875	1,250
Equal to S&P 500 Index TSR	Target	100%	50,000	18,750	12,500
10 Points Above Index	Maximum	200%	100,000	37,500	25,000

Each of the ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Percentage of Target Award		David V. Auld	Paul J. Romanowski and Michael J. Murray	Bill W. Wheat
			Number of PSUs Earned
7th - 9th Ranks	Forfeited		Zero	Zero	Zero
6th Rank	Threshold	50%	25,000	9,375	6,250
3rd Rank	Target	100%	50,000	18,750	12,500
1st Rank	Maximum	200%	100,000	37,500	25,000
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  34

Executive Compensation

As set forth in the tables above, the number of 2025 PSUs could have been earned at a maximum of 400,000 for Mr. Auld,
150,000 for each of Mr. Romanowski and Mr. Murray, and 100,000 for Mr. Wheat upon maximum achievement of each of the four Performance Goals and forfeited by each executive in the event of below threshold performance of each of the four
Performance Goals. For the 2025 PSUs, the Company’s peer group consisted of the following publicly traded homebuilding companies: KB Home, Lennar, Meritage Homes, NVR, PulteGroup, Taylor Morrison, Toll Brothers, and Tri Pointe Homes.
M.D.C. Holdings, Inc. was removed from the peer group following its acquisition by Sekisui House, Ltd. in April 2024. Each
2025 PSU represented the contingent right to receive one share of common stock if vesting was satisfied. The 2025 PSUs had no rights to dividends or voting prior to vesting and payout in common stock.
Vesting of the 2025 PSUs with respect to the TSR Performance Goal was determined after the 2025 Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their
TSR methodology. Vesting of the 2025 PSUs with respect to the ROI, SG&A and GP Performance Goals was determined after the 2025 Performance Period based on the relative ranking of the Company’s performance on each Performance
Goal to each peer group company’s performance on each Performance Goal.
The following tables set forth the final relative rankings for the relative TSR, ROI, SG&A and GP Performance Goals with respect to the 2025 PSUs:
Final Relative Rankings

	Relative Total Shareholder Return
Company / Index Name	September 30, 2022	September 30, 2025
D.R. Horton, Inc.	100	259.05*
S&P 500 Index	100	195.01

*
The TSR comparison between the Company and the S&P 500 Index is over the three-year performance period and assumes a hypothetical investment of $100 in the Company's common stock and a $100 investment in the S&P 500 Index on September 30,
2022 and assumes all dividends are reinvested. The Company's TSR was 64.04 points above the S&P 500 Index for the three-year period ending September 30, 2025, as reflected in the table above.

	ROI, SG&A and GP Rankings
Performance Goal	9th Place	8th Place	7th Place		6th Place	5th Place	4th Place		3rd Place		2nd Place	1st Place
Relative ROI	33.46%	34.51%	37.50%		38.16%	41.62%	46.29%		51.42%	*	67.00%	95.65%
Relative SG&A	12.21%	11.78%	11.41%		10.21%	9.94%	9.90%	*	9.27%		9.08%	6.83%
Relative GP	20.78%	21.88%	22.61%	*	22.81%	23.48%	23.64%		23.84%		26.57%	28.38%

*	Final performance goal ranking attained by the Company: 3rd place on ROI, 4th place on SG&A and 7th place on GP.
Final Results
The final payout was based on the three-year performance period ended September 30, 2025.

Final Company Performance Rankings	David V. Auld		Paul J. Romanowski and Michael J. Murray		Bill W. Wheat
	Target Number of PSUs Awarded	Number of PSUs Earned	Target Number of PSUs Awarded	Number of PSUs Earned	Target Number of PSUs Awarded	Number of PSUs Earned
TSR = 10+ Points Above	50,000	100,000	18,750	37,500	12,500	25,000
ROI = 3rd Place	50,000	50,000	18,750	18,750	12,500	12,500
SG&A = 4th Place	50,000	41,667	18,750	15,625	12,500	10,417
GP = 7th Place	50,000	—	18,750	—	12,500	—
Total	200,000	191,667	75,000	71,875	50,000	47,917
After reviewing the rankings for the 2025 PSUs, on October 21, 2025, the Compensation Committee approved the issuance of 191,667, 71,875, 71,875 and 47,917 shares of common stock to Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat, respectively, which reflected a final payout of 95.8% of the target amount for these awards.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  35

Executive Compensation

Retirement Benefits
Our executive officers participate in the retirement plans described below, each of which is available to numerous other company employees. We believe these retirement plans are important components of a competitive long-term compensation program that encourages saving for retirement and promotes long-term retention of our executive officers.
Profit Sharing Plus Plan (401(k) plan). Our executive officers participate in our Company-wide 401(k) plan. Executive officers, like all other eligible employees, may contribute between 1% and 75% of their earnings, on a pre-tax basis, into the
401(k) plan, subject to tax code limits. For 2025, the maximum amount that could be contributed was $23,500 ($31,000 for participants 50-59 years old or 64 years old or older, $34,750 for participants 60-63 years old). The Company makes a matching contribution to the participant’s account in an amount of $0.50 for each $1.00 contributed by the participant up to 6% of his or her salary, subject to IRS limits. Matching contributions for executive officers are included in the "All Other
Compensation" column in the "Summary Compensation Table" on page 39.
Deferred Compensation Plan. The Deferred Compensation Plan is a nonqualified plan maintained for a select group of management or highly compensated employees, including executive officers, to provide deferred compensation benefits in excess of the IRS contribution limits in qualified retirement plans. The plan allows participants to defer a portion of current compensation to be paid at defined future dates or at retirement or separation of service.
SERP 2. The Amended and Restated Supplemental Executive Retirement Plan 2 ("SERP 2") is a nonqualified plan for eligible participants, including our executive officers, region presidents, division presidents and other key employees, to accrue supplemental Company benefits payable upon retirement, separation of service, death, disability or change in control of the
Company. Under the SERP 2, if a participant is employed by the Company on the last day of the fiscal year, the Company will establish a liability equal to 10% of the participant's annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the plan's administrative committee.
In fiscal 2025, the Compensation Committee reviewed the amounts listed in the column titled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the "Summary Compensation Table" on page 39, which represents the above-market portion of earnings on SERP 2 balances. This review included data related to the dollar amounts disclosed in the same column titled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the
Summary Compensation Tables for each of the CEOs or principal executive officers of each company in our peer group in their most recently filed proxy statements. The Compensation Committee believes the amounts accrued for above-market earnings on SERP 2 balances are reasonable when compared to our peer group and the total compensation packages offered to our NEOs. The Company does not provide our NEOs with employment agreements, severance agreements or other forms of guaranteed retirement benefits other than the 401(k) matching contribution. As a result, our SERP 2 program serves as a useful and reasonable fixed component of our overall compensation package.
Other Compensation and Stock Matters
Stock Ownership Guidelines. Historically, our executive officers have maintained significant ownership of our common stock. See "Beneficial Ownership of Common Stock" on pages 53 and 54. Our Board has adopted Stock Ownership
Guidelines for directors and executive officers, which are available on our website at investor.drhorton.com under the
Policy Documents link within the Corporate Governance section. Our Stock Ownership Guidelines require that within five years of the election as a new director or appointment as an executive officer, such person shall maintain ownership of our common stock with a value equal to a multiple of (i) for non-employee directors, the annual cash board fee, and (ii) for executive officers, their annual base salary.
The multiples are as follows:
•Executive Chairman of the Board, 5x
•Chief Executive Officer, 4x
•Chief Operating Officer and Chief Financial Officer, 3x
•Other Executive Officers, 2x
•Non-Employee Directors, 3x
If after four years, the Nominating and Governance Committee determines a participant is unlikely to satisfy the ownership requirements within the five-year time frame, the Nominating and Governance Committee may require the participant to retain 25% of the net shares (after taxes) received as compensation or fees from the Company until ownership guidelines are met.
As of December 1, 2025, each of our executive officers and non-employee directors satisfied the stock ownership requirements, or was within the applicable five-year compliance window.
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Executive Compensation

Double Trigger Acceleration of Vesting upon a Change in Control. All currently outstanding time-based equity awards held by our executive officers include a "double trigger" vesting provision. Under this provision, unvested time-based equity awards will vest only if both (i) a change in control occurs and (ii) within 24 months after the change in control the executive is either (a) terminated by the Company or its acquirer without cause, or (b) resigns for good reason. The Compensation
Committee intends to include this provision in all time-based equity awards to executive officers.
Delinquent Section 16(a) Reports
Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in ownership to the SEC within specified timeframes. We are required to disclose any filings that are not timely.
Based on our review of forms filed with the SEC, we believe that all required Section 16(a) reports were filed timely during fiscal 2025, except that Chad Crow had one delinquent Section 16(a) report. Although Mr. Crow’s initial Form 3 filing was timely made on August 28, 2024, the Company determined on October 30, 2024 that Mr. Crow in fact owned 134 shares of common stock as of the time of the original Form 3 filing and amended the Form 3 on that date to include those inadvertently omitted shares.
Process for Determining Compensation
Authority and Role of Compensation Committee
Our Compensation Committee evaluates the performance of, and approves compensation for, our Executive Chairman, our
CEO and our other NEOs. The Compensation Committee also administers our equity compensation programs and our executive officer bonus plans. Our Compensation Committee has the authority to delegate any of its responsibilities to a subcommittee of the Compensation Committee comprised of at least two members and, in certain circumstances, to any other committee of directors. The duties of the Compensation Committee are summarized under "Compensation
Committee" on page 19, and the complete list is set forth in the Compensation Committee Charter.
Roles of Executive Chairman and Chief Executive Officer
Our Executive Chairman and CEO review and discuss salary and bonus compensation of the other NEOs, and our Executive
Chairman makes recommendations to the Compensation Committee regarding the salaries and incentive bonus compensation of our NEOs, other than for himself.
Review of Compensation; Role of Compensation Consultant
The Compensation Committee reviews executive officer compensation on a regular basis. The Compensation Committee met quarterly during fiscal 2025 and held additional conference calls and discussions with management as needed. During fiscal 2025, the Compensation Committee continued its engagement of Meridian Compensation Partners ("Meridian") to provide executive and director compensation consulting services, including advice regarding program design and implementation, market information, regulatory updates and trends in executive compensation and benefits. Interactions between Meridian and management are generally limited to discussions on behalf of, or at the direction of, the
Compensation Committee to fulfill requests. During fiscal 2025, Meridian did not provide any other services to the
Company. Based on these factors, the Compensation Committee's evaluation of Meridian's independence pursuant to the requirements approved and adopted by the SEC and NYSE, and information provided by Meridian, the Compensation
Committee determined that Meridian is independent and the work performed did not raise any conflicts of interest.
Say-on-Pay Results and Stockholder Feedback
We value the opinions of our stockholders regarding our executive compensation policies and practices. At the 2025
Annual Meeting of Stockholders, approximately 92.6% of the votes cast in our say-on-pay advisory vote were in favor of our executive compensation policies and practices. Based on the support shown in our say-on-pay advisory vote, the
Compensation Committee did not make any changes to our fiscal 2025 executive compensation program in specific response to such advisory vote.
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Executive Compensation

Use of Compensation Peer Group Data
Our Board of Directors and Compensation Committee believe providing a competitive pay program is a key factor to developing and retaining our leadership team and has been a fundamental reason for our Company's success.
Our Compensation Committee considers a variety of factors when determining our peer groups including market capitalization, competition in our industry and operating markets and mergers, acquisitions and consolidations. The
Compensation Committee primarily uses the Performance Peer Group below due to the competitive nature of the homebuilding industry. The Compensation Committee recognizes that the Company competes for talent not only within the homebuilding industry but also for executives with the requisite skills and experience who are employed at companies of comparable size outside of the sector, so the Company also utilizes a Benchmarking Peer Group to evaluate and compare executive pay.
The Compensation Committee utilizes compensation data from both our Performance and Benchmarking Peer Groups of publicly traded companies to analyze compensation decisions. However, the Compensation Committee does not target a specific percentile or ranking relative to either peer group.
Our Performance Peer Group for fiscal 2025 remained unchanged from fiscal 2024 and consisted of eight publicly traded homebuilding companies with market capitalizations ranging from approximately $3.0 billion to $32.0 billion as of
September 30, 2025. Our market capitalization on that date was $49.9 billion. For fiscal 2026, our Performance Peer Group consists of these same eight publicly traded homebuilding companies.
In fiscal 2025, Meridian Compensation Partners provided additional market analysis and executive compensation data to the Compensation Committee to aid it in reviewing and analyzing compensation data for our NEOs. The market analysis provided by Meridian Compensation Partners included a broader set of S&P 500 companies of similar size, complexity and industry traits, from which the thirteen companies in the Benchmarking Peer Group table below were selected. When determining the peer group average, ranking and median, our Company is included with the companies in the
Benchmarking Peer Group. Relative to fiscal 2024, Fiserv, Inc, PPG Industries, Inc, Quanta Services, Inc. and T-Mobile US,
Inc. were added to the peer group and Masco Corporation was removed to better align with the benchmarking criteria discussed above.

Performance Peer Group
KB Home	PulteGroup, Inc.
Lennar Corporation	Taylor Morrison Home Corporation
Meritage Homes Corporation	Toll Brothers, Inc.
NVR, Inc.	Tri Pointe Homes, Inc.

Benchmarking Peer Group
Builders FirstSource, Inc.	Quanta Services, Inc.
Carrier Global Corp.	T-Mobile US, Inc.
Fiserv, Inc.	The Home Depot, Inc.
Lowes Companies, Inc.	The Sherwin-Williams Company
Mohawk Industries, Inc.	Trane Technologies Plc
NIKE, Inc.	Whirlpool Corporation
PPG Industries, Inc.

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  38

Executive Compensation

Compensation Risk Analysis
The Compensation Committee has designed and established short- and long-term compensation programs intended to reward desired performance and mitigate inappropriate risk-taking. The Compensation Committee believes the following compensation components achieve this balance:

Base Salary:
The Compensation Committee sets fixed base salaries in amounts it believes are commensurate with each executive's level of experience, responsibility and tenure. The Compensation
Committee believes providing an appropriate base salary mitigates inappropriate risk-taking by providing a fixed and certain level of semi-monthly income.

Annual Bonus Plan:
For fiscal 2025, the Compensation Committee approved an annual incentive bonus opportunity for each NEO based on the Company's pre-tax income with a maximum bonus cap for each executive. The Compensation Committee also retains sole discretion to reduce the payout when it believes the results achieved would result in an inappropriate level of annual pay when viewed in the context of the executive's total compensation, the Company's performance, as well as the individual's performance. The maximum bonus caps and the Compensation Committee's right to decrease, but not increase, the final earned PTI Bonus amounts at its discretion mitigates compensation risk related to the PTI Bonus program.

Long-Term Equity:
The Compensation Committee grants a combination of PSUs and RSUs to our NEOs to reward superior performance on key operational and financial objectives over a multi-year period.
Measuring results over several fiscal years helps mitigate risk by allowing performance to be assessed in the context of sustained business results rather than short-term or one-time events that may not be indicative of long-term success.

Restricted Stock Units:
RSUs are included as a component of long-term compensation to support retention of key executives. We do not grant RSUs or PSUs in coordination with the release of material non-
public information, nor time the disclosure of such information for the purpose of affecting the value of executive compensation. RSU grants undergo several levels of review, including legal, human resources and accounting, to ensure the terms of the RSUs approved by the
Compensation Committee are consistent with the awards issued.

Performance Goals:
The performance goals for fiscal 2025 executive compensation were based on consolidated pre-tax income, relative total shareholder return, relative return on assets, relative pre-tax return on assets and EPS growth. The Company maintains robust internal controls to ensure the accuracy of the calculations and award payouts.

Discretion and Clawback:
The Compensation Committee has the sole discretion to reduce the final PTI Bonus payout, mitigating potential compensation risk. While the Compensation Committee does not have the discretion to reduce time-based equity awards or performance-based equity awards once earned, the payouts are subject to the Company's Clawback Policy and the clawback provisions of the Sarbanes-Oxley Act. The policy is posted on our website at investor.drhorton.com under the Policy Documents link within the Corporate Governance section.

Pledging/Hedging Company Securities:
Our directors, officers, employees, consultants and certain other persons and entities are prohibited from pledging or hedging Company securities, or engaging in other transactions designed to hedge or offset any decrease in the market value of our securities.

Compensation Committee Report
Based on our review and discussions with management, the Compensation Committee recommended to the Board of
Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K of D.R. Horton, Inc. for the fiscal year ended September 30, 2025 filed with the
Securities and Exchange Commission.

Compensation Committee:
M. Chad Crow, Committee Chair
Brad S. Anderson
Maribess L. Miller
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities
Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation
Committee Report by reference therein.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  39

Executive Compensation

Executive Compensation Tables
The following tables present the compensation we paid or awarded to our named executive officers during our fiscal years ended September 30, 2025, 2024 and 2023.
Summary Compensation Table

Name and Current Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
David V. Auld	2025	$700,000	—	$14,569,525	$2,369,901	$216,377	$80,500	$17,936,303
Executive Chairman	2024	$700,000	—	$13,773,848	$3,142,380	$177,167	$80,350	$17,873,745
	2023	$700,000	—	$24,791,961	$6,314,709	$196,287	$79,900	$32,082,857
Paul J. Romanowski	2025	$700,000	—	$20,684,523	$3,554,927	$108,083	$80,500	$25,128,033
President and Chief Executive Officer	2024	$700,000	—	$19,565,399	$4,713,415	$86,905	$80,350	$25,146,069
	2023	$500,000	—	$7,219,367	$6,314,679	$95,396	$59,900	$14,189,342
Michael J. Murray	2025	$500,000	—	$17,440,320	$2,962,490	$90,715	$60,500	$21,054,025
Executive Vice President and Chief Operating Officer	2024	$500,000	—	$15,968,950	$3,927,981	$73,338	$60,350	$20,530,619
	2023	$500,000	—	$7,219,367	$6,314,679	$80,061	$59,900	$14,174,007
Bill W. Wheat	2025	$500,000	—	$13,016,326	$2,369,901	$127,495	$60,500	$16,074,222
Executive Vice President and Chief Financial Officer	2024	$500,000	—	$12,393,229	$3,142,380	$103,994	$60,350	$16,199,953
	2023	$500,000	$3,000,000	$4,812,911	—	$114,707	$59,900	$8,487,518
(1)The amount listed represents a performance cash bonus previously paid to Mr. Wheat. In fiscal 2024, Mr. Wheat began participating in the PTI Bonus plan.
(2)For fiscal 2025, the amounts include the grant date fair value of both the 2027 PSUs and the RSUs. The 2027 PSUs and RSUs grant date fair values and additional information regarding the 2027 PSUs and the RSUs are discussed in footnotes 2 and 3, respectively, to the
"Grants of Plan-Based Awards in Fiscal 2025" table on page 40. The amounts also include the value of the stock portion of the PTI Bonus paid in the applicable fiscal year calculated using our stock price on the date of grant. See "Fiscal 2025 – PTI Bonus Results and Payout"
on page 30 for additional information. If the maximum number of 2027 PSUs was used, the total grant date fair value of the 2027 PSUs would be $14,637,019 for Mr. Auld, $36,593,164 for Mr. Romanowski, $30,494,303 for Mr. Murray and $21,955,792 for Mr. Wheat.
(3)Amounts reflect the cash portion of the PTI Bonus. For fiscal 2025, the Compensation Committee determined for each NEO that 50% of the PTI Bonus was to be paid in cash and 50% was to be paid in stock. The portion of the PTI Bonus otherwise payable in stock, but for which a full share could not be purchased, was paid in cash and is reported in this column. See "Fiscal 2025 – PTI Bonus Results and
Payout" on page 30 for additional information.
(4)Amounts reflect the above-market portion of earnings accrued on each NEO's outstanding balance under the SERP 2. This amount is further discussed under the heading "SERP 2" on page 35.
(5)For fiscal 2025, the amounts under "All Other Compensation" include the following components:
(a)Credits made by the Company of $70,000, $70,000, $50,000 and $50,000 to the respective accounts of Mr. Auld,
Mr. Romanowski, Mr. Murray and Mr. Wheat under the SERP 2.
(b)Matching contributions of $10,500 to the respective accounts of Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat under the
D.R. Horton 401(k) plan.
(c)Occasionally, our NEOs may have a guest or guests accompany them on business trips on Company leased aircraft. Because there is no incremental cost to the Company related to this travel, no separate value is reported.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  40

Executive Compensation

Grants of Plan-Based Awards in Fiscal 2025

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Underlying Stock Awards(3)	Grant Date Fair Value of Stock Awards(2)(3)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
David V. Auld	10/23/24	—	—	$5,000,000	—	—	17,527	—	$2,369,978
	10/30/24	—	—	—	5,834	36,079	82,981	—	$6,363,975
	11/20/24	—	—	—	—	—	—	36,785	$5,835,572
Paul J. Romanowski	10/23/24	—	—	$7,500,000	—	—	26,290	—	$3,554,891
	10/30/24	—	—	—	14,584	90,198	207,456	—	$15,910,025
	11/20/24	—	—	—	—	—	—	7,820	$1,219,607
Michael J. Murray	10/23/24	—	—	$6,250,000	—	—	21,908	—	$2,962,359
	10/30/24	—	—	—	12,153	75,165	172,880	—	$13,258,354
	11/20/24	—	—	—	—	—	—	7,820	$1,219,607
Bill W. Wheat	10/23/24	—	—	$5,000,000	—	—	17,527	—	$2,369,978
	10/30/24	—	—	—	8,750	54,119	124,473	—	$9,546,050
	11/20/24	—	—	—	—	—	—	7,055	$1,100,298
(1)Represents the maximum cash portion of the PTI Bonus program approved on October 23, 2024. See "Fiscal 2025 – PTI Bonus
Results and Payout" on page 30 for additional information. The actual earned cash payouts under the PTI Bonus program are included in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 39.
(2)PTI Bonus Stock: The 17,527 shares for Mr. Auld, 26,290 shares for Mr. Romanowski, 21,908 shares for Mr. Murray and 17,527 shares for Mr. Wheat represent the portion of their PTI Bonus paid in stock. Such shares were approved on April 15, 2025 (9,044, 13,566,
11,305 and 9,044 shares, respectively) and October 21, 2025 (8,483, 12,724, 10,603 and 8,483 shares, respectively), and stock was granted on April 21, 2025 and October 29, 2025, respectively. The value reflected in the table is based on the Company's opening stock price on the grant dates of $120.36 and $151.06, respectively.
2027 PSUs: Our NEOs were each awarded a grant of 2027 PSUs on October 30, 2024, which were approved on October 23, 2024.
The threshold, target and maximum amounts reflect the number of 2027 PSUs each executive could earn based on the level of performance attained with respect to four performance goals at the end of the three-year performance period.
The grant date fair value of the 2027 PSUs is $176.39 per unit and was determined in accordance with accounting guidance for share-
based payments and is primarily based on the Company's stock price on the date of grant and the probable outcome of the applicable performance conditions at grant. These 2027 PSUs are discussed under the headings "Fiscal 2025 Equity Incentive Awards – Target
2027 PSUs and RSUs" on page 31 and "Fiscal 2025 – 2027 PSUs (Performance Period Ending September 30, 2027)" on page 32 and the related grant date fair value is included in the "Stock Awards" column in the "Summary Compensation Table" on page 39.
(3)RSUs: Our NEOs were each awarded RSUs on November 20, 2024. The RSUs for Mr. Auld vest in three equal annual installments on each of the first three anniversaries of the grant date. The RSUs for Mr. Romanowski, Mr. Murray and Mr. Wheat vest in five equal annual installments on each of the first five anniversaries of the grant date.
The grant date fair value of the November 20, 2024 RSUs vesting in three years is $158.64 per unit and $155.96 per unit for the RSUs vesting in five years. The grant date fair values were determined in accordance with accounting guidance for share-based payments and reflect discounts for the lack of dividend accruals during the relevant vesting period. The grant date fair values of these awards are included in the "Stock Awards" column in the "Summary Compensation Table" on page 39.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  41

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following table shows information about outstanding equity awards at September 30, 2025.

Name	Grant Date	Number of Time-Based Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Shares of Stock That Have Not Vested
David V. Auld	11/20/2024	35,412	(1)	—		$6,001,272	(1)
	10/30/2024	—		36,079	(2)	$6,114,308	(2)
	12/12/2023	—		55,556	(3)	$9,415,075	(3)
	11/8/2023	13,176	(1)	—		$2,232,937	(1)
	4/20/2023	7,016	(1)	—		$1,189,002	(1)
Paul J. Romanowski	11/20/2024	7,820	(1)	—		$1,325,255	(1)
	10/30/2024	—		90,198	(2)	$15,285,855	(2)
	12/12/2023	—		92,912	(3)	$15,745,797	(3)
	11/8/2023	8,376	(1)	—		$1,419,481	(1)
	4/20/2023	7,110	(1)	—		$1,204,932	(1)
	3/23/2022	7,639	(1)	—		$1,294,581	(1)
	3/17/2021	1,734	(1)	—		$293,861	(1)
Michael J. Murray	11/20/2024	7,820	(1)	—		$1,325,255	(1)
	10/30/2024	—		75,165	(2)	$12,738,213	(2)
	12/12/2023	—		73,755	(3)	$12,499,260	(3)
	11/8/2023	8,376	(1)	—		$1,419,481	(1)
	4/20/2023	7,110	(1)	—		$1,204,932	(1)
	3/23/2022	7,639	(1)	—		$1,294,581	(1)
	3/17/2021	2,232	(1)	—		$378,257	(1)
Bill W. Wheat	11/20/2024	7,055	(1)	—		$1,195,611	(1)
	10/30/2024	—		54,119	(2)	$9,171,547	(2)
	12/12/2023	—		55,556	(3)	$9,415,075	(3)
	11/8/2023	7,552	(1)	—		$1,279,837	(1)
	4/20/2023	4,740	(1)	—		$803,288	(1)
	3/30/2022	5,070	(1)	—		$859,213	(1)
	3/17/2021	2,232	(1)	—		$378,257	(1)
(1)Represents the RSUs granted to our NEOs. The value of the RSUs is based on the closing price of our common stock on
September 30, 2025 of $169.47. Mr. Auld's awards vest in three equal annual installments on each of the first three anniversaries of the grant date. Mr. Romanowski's, Mr. Murray's and Mr. Wheat's awards vest in five equal annual installments on each of the first five anniversaries of the grant date.
(2)Represents the target number of 2027 PSUs that may be earned. The 2027 PSUs are described under the headings "Fiscal 2025
Equity Incentive Awards – Target 2027 PSUs and RSUs" on page 31 and "Fiscal 2025 – 2027 PSUs (Performance Period Ending
September 30, 2027" on page 32, and vest subject to attainment of applicable performance criteria following completion of a three-
year performance period on September 30, 2027. The value of the 2027 PSUs is based on the closing price of our common stock on
September 30, 2025 of $169.47.
(3)Represents the target number of 2026 PSUs that may be earned. The 2026 PSUs vest subject to attainment of applicable performance criteria following completion of a three-year performance period on September 30, 2026. The value of the 2026 PSUs is based on the closing price of our common stock on September 30, 2025 of $169.47.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  42

Executive Compensation

Stock Vested
The following table presents information about stock vested for each of our named executive officers during the fiscal year ended September 30, 2025. None of our named executive officers exercised stock options during this period.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
David V. Auld	236,752	$35,140,393
Paul J. Romanowski	112,028	$16,258,255
Michael J. Murray	109,247	$15,870,922
Bill W. Wheat	78,628	$11,356,935

(1)Number of shares that vested includes vesting of RSUs, 2025 PSUs and the portion of the executive's fiscal 2025 PTI Bonus paid in stock.
(2)Value reflects the stock price on the applicable vesting date (or the issuance date for the fiscal 2025 PTI Bonus paid in stock)
multiplied by the number of shares vested (or issued).
Nonqualified Deferred Compensation Plans
D.R. Horton has established the following nonqualified deferred compensation plans:
Deferred Compensation Plan. The Deferred Compensation Plan permits participants, including D.R. Horton’s executive officers and directors, to voluntarily defer up to 100% of cash bonuses or director fees and up to 90% of base salary.
Deferred amounts earn a rate of return based on the participants' selection from a variety of independently managed funds.
The Company does not provide a guaranteed rate of return on these deferred amounts. Actual returns depend on the market performance of fund selections.
Pursuant to an annual election, benefits under the plan are payable upon retirement, termination of employment or on a fixed date, subject to the six-month delay for certain employees, as required under Section 409A of the Internal Revenue
Code. Payment may also be made upon death, disability or an unforeseeable emergency. The participants may elect to receive a lump sum payment or annual installments beginning either during employment or after the termination of employment or director service.
Amounts payable under the plan are unsecured, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. However, upon a change in control (as defined in the Deferred Compensation Plan), all plan benefits will be fully funded through an irrevocable grantor trust (also known as a "Rabbi trust").
SERP 2. Under the Company's SERP 2 plan, eligible participants, including our executive officers, region presidents, division presidents and other key employees, to accrue supplemental Company benefits equal to 10% of his or her annual base salary as of the first day of the fiscal year, contingent upon the participant being employed by the Company on the last day of the fiscal year. This liability accrues earnings in future years at an annual rate established by the SERP 2 administrative committee.
Pursuant to an annual election, benefits under the plan are payable within 60 days following the participant's retirement or termination of employment, subject to the six-month delay for certain employees, as required under Section 409A of the
Internal Revenue Code. Payments may also be made upon the death or disability of the participant or a change in control of the Company. The participants may elect to receive a lump sum payment or quarterly installments over a period not to exceed five years.
If a participant is terminated for cause, all benefits under the SERP 2 will be forfeited. Amounts payable under the SERP 2 are unsecured, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  43

Executive Compensation

The following table shows, for each named executive officer, aggregate contributions, earnings and withdrawals/
distributions during fiscal 2025 and outstanding balances as of September 30, 2025 under both of our nonqualified deferred compensation plans.
Nonqualified Deferred Compensation

	Contributions in Fiscal 2025		Aggregate Earnings in Fiscal 2025			Aggregate Balance at September 30, 2025
Name	Executive Contributions to Deferred Compensation Plan	Company Contributions to SERP 2(1)	Deferred Compensation Plan(2)	SERP 2(3)	Aggregate Withdrawals/ Distributions in Fiscal 2025	Deferred Compensation Plan	SERP 2
David V. Auld	—	$70,000	$—	$411,954	—	$—	$4,450,186
Paul J. Romanowski	—	$70,000	$2,979,828	$205,776	—	$33,848,196	$2,257,963
Michael J. Murray	—	$50,000	$6,505	$172,710	—	$113,980	$1,886,380
Bill W. Wheat	—	$50,000	$—	$242,734	—	$—	$2,630,922
(1)Represents the amount of unfunded, unsecured liabilities credited by the Company on behalf of each participant in fiscal 2025 under the SERP 2. Such amount is also included in the "All Other Compensation" column of the "Summary Compensation Table" on page 39.
(2)Represents the net amount of earnings resulting from the performance of a variety of independently managed funds available to and selected by each participant under the Deferred Compensation Plan.
(3)Represents the amount of earnings accrued under the SERP 2. The rate is determined by the SERP 2 plan administrative committee and is typically 10% per annum. The portion of earnings considered above-market are included in the "Change in Pension Value and
Nonqualified Deferred Compensation Earnings" column of the "Summary Compensation Table" on page 39. The above-market portion of earnings for each of the above individuals for fiscal 2025 was: Mr. Auld: $216,377; Mr. Romanowski: $108,083; Mr. Murray:
$90,715; and Mr. Wheat: $127,495.
Potential Payments Upon Termination or Change in Control
Our NEOs do not have employment, severance or change in control agreements providing severance payments upon involuntary termination of their employment. However, certain benefit and incentive plans include provisions regarding termination of employment or a change in control. Any additional severance payments would be at the discretion of the
Compensation Committee at the time of termination. The following is a summary of the treatment of benefits under our benefit plans for various types of terminations, including upon a change in control.
Our benefit plans define "cause" as a violation of employee conduct standards within our employee manual and "change in control" as the occurrence of any of the following events:
(i)A merger, consolidation or reorganization in which our stockholders before the transaction own less than 50% of the combined voting power of the resulting entity immediately after the transaction or if their ownership percentages prior to the transaction change materially;
(ii)We sell all or substantially all of our assets or we completely liquidate or dissolve;
(iii)A person becomes the beneficial owner of at least 20% of the combined voting power of the resulting entity
(except that the threshold for amounts deposited under our SERP 2 plan on or after January 1, 2005 is 50% of the combined voting power or 35% of the combined voting power acquired in a single transaction or series of transactions in any 12-month period); or
(iv)During any two-year period, a majority of the Board is replaced by individuals who were not nominated and approved by the incumbent Board.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  44

Executive Compensation

2018 Incentive Bonus Plan
Our D.R. Horton, Inc. 2018 Incentive Bonus Plan, under which our PTI Bonus program is administered, provides that the
Compensation Committee may, in its sole discretion, determine the effect of a participant’s termination of employment, death or disability prior to the payment of an award.
In the event of a change in control of the Company, plan participants will become entitled to receive an amount equal to (i)
the award the participant would have earned for the relevant performance period, based on the achievement of the performance goals as of the last calendar month end preceding the change in control, multiplied by (ii) a fraction, calculated as (a) the number of elapsed days in the applicable performance period as of the change in control, divided by (b) the number of days in the performance period. Such earned bonuses are payable within 15 days following a change in control and are not subject to any downward discretion.
2024 and 2006 Stock Incentive Plan
Our D.R. Horton 2024 Stock Incentive Plan, approved by the Company's stockholders at the 2024 Annual Meeting of
Stockholders, is our primary equity compensation plan and permits the Compensation Committee to make appropriate adjustments, which may include accelerated vesting of awards. For our PSUs, in the event of an NEO's termination of employment on or after the first anniversary of the first day of the performance period due to (i) a termination by the
Company without cause, (ii) the NEO's voluntary termination without cause, (iii) the NEO's retirement at the age of 65 or older, (iv) the NEO's disability, or (v) the NEO's death, a pro-rated portion of the target PSUs granted (prorated based on the number of full months completed during the performance period) will remain outstanding and eligible to vest following the end of the performance period based on actual achievement of the performance goals. For our RSUs, in the event of an
NEO's termination of employment due to (i) the NEO's retirement at the age of 65 or older, (ii) the NEO's disability, or (iii) the
NEO's death, the RSUs would accelerate and vest upon such termination.
We also maintain the D.R. Horton 2006 Stock Incentive Plan, under which our named executive officers have outstanding awards but no future awards will be made, which allows or provides for accelerated vesting of all outstanding unvested
RSUs and options granted under the plan in the event of a change in control of the Company or in the event of a participant's death, disability or retirement age specified in the plan.
All currently outstanding time-based RSUs awarded to our executive officers include "double trigger" vesting whereby unvested equity awards will vest only if both (i) a change in control occurs and (ii) within 24 months after the change in control the executive is either (a) terminated by the Company or its acquirer without cause or (b) resigns for good reason.
Amended and Restated Supplemental Executive Retirement Plan No. 2 ("SERP 2")
Under the SERP 2, all deferred amounts are payable (either in a lump sum or in quarterly installments not to exceed five years, per the participant's election) within 60 days following the participant's retirement, termination of employment without cause, disability or death, subject to Section 409A of the Internal Revenue Code which requires a six month delay for certain employees before payments accrued on or after January 1, 2005 can be made. If a participant is terminated for cause, all benefits under the SERP 2 will be forfeited. In the event of a change in control, all deferred amounts are payable (in accordance with the participant’s election) within 60 days following the change in control date.
A participant’s payment election (lump sum or quarterly installment not to exceed five years) must be made at least
12 months prior to distribution. If no election has been made, pre-2005 accruals will be distributed on the first day of the thirteenth month after an election, and post-2004 accruals will be distributed in a lump sum upon termination of employment (or after the six-month delay, if applicable).
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  45

Executive Compensation

Potential Payments Upon Termination or Change in Control Table
The following table reflects estimated compensation to be paid to each of the NEOs in the event of certain terminations of employment, assuming a termination of employment and a change in control date of September 30, 2025, the last day of our fiscal year, and based on our closing common stock price of $169.47 on that date. As Mr. Auld had reached the retirement age specified in our benefit plans (65 years) before September 30, 2025, amounts payable upon retirement are shown for him. Amounts available to all salaried employees and distributions of vested SERP 2 balances are not included in the following table in accordance with SEC regulations.
Potential Payments Upon Termination or Change in Control

		Termination of Employment
Name	Payments and Benefits	Voluntary	Normal Retirement	Without Cause	With Cause	Death or Disability	Following Change in Control
David V. Auld	2026 PSUs(1)	$6,276,660	$6,276,660	$6,276,660	$—	$6,276,660	$6,276,660
	RSUs(2)	$9,423,210	$9,423,210	$9,423,210	$—	$9,423,210	$9,423,210
	Total	$15,699,870	$15,699,870	$15,699,870	$—	$15,699,870	$15,699,870
Paul J. Romanowski	2026 PSUs(1)	$10,497,141	$—	$10,497,141	$—	$10,497,141	$10,497,141
	RSUs(2)	$—	$—	$—	$—	$5,538,110	$5,538,110
	Total	$10,497,141	$—	$10,497,141	$—	$16,035,251	$16,035,251
Michael J. Murray	2026 PSUs(1)	$8,332,840	$—	$8,332,840	$—	$8,332,840	$8,332,840
	RSUs(2)	$—	$—	$—	$—	$5,622,506	$5,622,506
	Total	$8,332,840	$—	$8,332,840	$—	$13,955,346	$13,955,346
Bill W. Wheat	2026 PSUs(1)	$6,276,660	$—	$6,276,660	$—	$6,276,660	$6,276,660
	RSUs(2)	$—	$—	$—	$—	$4,516,206	$4,516,206
	Total	$6,276,660	$—	$6,276,660	$—	$10,792,866	$10,792,866
(1)Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat were awarded a target number of 55,556, 92,912, 73,755 and 55,556 2026 PSUs, respectively, for the performance period of October 1, 2023 through September 30, 2026. Pro-rata vesting based on actual performance after completion of the performance period will occur (pro-rated based on the number of months served from October 1,
2023) in the event of a termination listed above. Upon a change in control, the Compensation Committee may accelerate vesting of part or all of the 2026 PSUs.
(2)For Mr. Auld, Mr. Romanowski, Mr. Murray and Mr. Wheat, the RSU amounts represent each officer's unvested portion of RSUs, as shown in the "Number of Time-Based Shares or Units of Stock That Have Not Vested" column of the "Outstanding Equity Awards at
Fiscal Year-End" table on page 41, valued at $169.47 per unit, the closing price of our stock on September 30, 2025 . The value in the table reflects accelerated vesting if a voluntary termination, normal retirement, termination without cause, death or disability, or a qualifying termination following a change in control had occurred on September 30, 2025. All of our NEOs' outstanding RSUs require a double trigger event (i.e., a qualifying termination after a change in control) to accelerate vesting. Additional information on the RSUs granted in fiscal 2025 is set forth in footnote 3 to the "Grants of Plan-Based Awards in Fiscal 2025" table on page 40.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  46

CEO Pay Ratio

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the total annual compensation of our median compensated employee in relation to the total annual compensation of Paul Romanowski, our
President and Chief Executive Officer, for fiscal 2025.
To identify the median compensated employee, we used the following methodology:
•We determined the median employee as of September 30, 2025 from our approximately 14,263 full-time, part-time and temporary employees, excluding Mr. Romanowski.
•To identify the median employee from our employee population, we received a list of total compensation paid to each employee during fiscal 2025 from our payroll records. For this purpose, total compensation included salary or wages, as applicable, commissions, bonuses, equity awards that vested or were exercised during the year and any other cash compensation paid during the fiscal year. We annualized the salaries and wages of our full and part-time employees who were employed for part of the fiscal year. This methodology was consistently applied to all employees.
Once the median employee was identified, we calculated the employee's total annual compensation using the same methodology used to calculate the total compensation of our CEO in the "Summary Compensation Table" on page 39. In addition to the amounts required to be reported as compensation in the Summary Compensation Table, we included the dollar value of employer paid non-discriminatory health insurance benefits in the total annual compensation for both our median employee and Mr. Romanowski to better reflect our employee compensation practices.
For the fiscal year ended September 30, 2025:
•The total compensation of our median employee was $129,775.
•The total compensation of Mr. Romanowski was $25,162,355.
For fiscal 2025, the ratio of Mr. Romanowski's total compensation to the total compensation of the median of all employees
(excluding Mr. Romanowski), was 194 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratio disclosures reported by other companies.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  47

Pay vs. Performance

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive "compensation actually paid" (as defined under SEC rules) and certain financial performance of the Company. For further information concerning the Company's pay for performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to the
Compensation Discussion and Analysis section beginning on page 25.
The following table sets forth information regarding the compensation of our current President and Chief Executive Officer,
Paul Romanowski, and our former President and Chief Executive Officer, David Auld, and the average compensation of our other named executive officers ("NEOs") for the years listed, as well as certain financial performance measures of the
Company for the five most recently completed fiscal years. Mr. Romanowski was our principal executive officer ("PEO") in fiscal 2025 and 2024 and Mr. Auld was our PEO in fiscal 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) (in millions)	Pre-Tax Income(8) (in millions)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2025	$25,128,033	$21,368,977	$18,354,850	$16,059,189	$235.46	$214.30	$3,620.9	$4,739.9
2024	$25,146,069	$40,606,598	$18,201,439	$36,962,537	$262.12	$182.23	$4,806.0	$6,284.7
2023	$32,082,857	$47,028,337	$17,370,023	$26,652,166	$146.46	$133.65	$4,795.2	$6,314.7
2022	$29,996,862	$26,181,129	$16,279,137	$13,299,571	$90.89	$109.89	$5,895.6	$7,629.7
2021	$30,571,596	$51,287,681	$23,003,394	$35,128,198	$112.08	$130.00	$4,191.2	$5,356.3
(1)Mr. Romanowski was our President and CEO in fiscal 2025 and 2024 and Mr. Auld was our President and CEO in fiscal 2023, 2022 and 2021. The dollar amounts in this column are the amounts reported for Mr. Romanowski and Mr. Auld, respectively, for each of the corresponding fiscal years in the "Total Compensation" column in the "Summary Compensation Table" on page 39.
(2)The dollar amounts reported in this column represent the amount of "compensation actually paid" to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the total compensation actually realized or received by our PEO. In accordance with these rules, these amounts reflect the "Total" as set forth in the "Summary Compensation Table" for each fiscal year, adjusted as shown below for fiscal 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Please refer to our prior proxy statements for reconciliations of Summary Compensation Table total compensation to compensation actually paid in prior years.

Compensation Actually Paid to PEO	2025
Summary Compensation Table (SCT) total compensation	$25,128,033
Less: value of stock awards reported in SCT for the fiscal year	(20,684,523)
Plus: year-end fair value of outstanding and unvested stock awards granted in the fiscal year	16,611,110
Plus: fair value as of the vesting date of stock awards granted and vested in the fiscal year	3,554,891
Plus (or less, if negative): change in fair value from prior fiscal year end to the applicable fiscal year end of outstanding and unvested stock awards granted in prior fiscal years	(3,164,597)
Plus (or less, if negative): change in fair value from prior fiscal year end to vesting date of stock awards granted in prior fiscal years that vested in the fiscal year	(75,937)
Less: prior year-end fair value of any stock awards forfeited during the fiscal year	—
Compensation actually paid to PEO	$21,368,977
(3)The dollar amounts reported in this column represent the average of the amounts reported for the Company's NEOs as a group
(excluding the PEO) (Non-PEO NEOs) in the "Total" column of the "Summary Compensation Table" in each applicable fiscal year. The
Non-PEO NEOs for the fiscal years presented were as follows:

2025	2024	2023	2022	2021
David V. Auld	David V. Auld	Donald R. Horton	Donald R. Horton	Donald R. Horton
Michael J. Murray	Michael J. Murray	Michael J. Murray	Michael J. Murray	Michael J. Murray
Bill W. Wheat	Bill W. Wheat	Paul J. Romanowski	Paul J. Romanowski	Bill W. Wheat
		Bill W. Wheat	Bill W. Wheat
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  48

Pay vs. Performance

(4)The dollar amounts reported in this column represent the average amount of "compensation actually paid" to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect the
"Total" as set forth in the "Summary Compensation Table" for each fiscal year, adjusted as shown below for fiscal 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Please refer to our prior proxy statements for reconciliations of Summary
Compensation Table total compensation to compensation actually paid in prior years.

Average Compensation Actually Paid to Non-PEO NEOs	2025
Average Summary Compensation Table (SCT) total compensation	$18,354,850
Less: average value of stock awards reported in SCT for the fiscal year	(15,008,724)
Plus: average year-end fair value of outstanding and unvested stock awards granted in the fiscal year	12,259,629
Plus: average fair value as of the vesting date of stock awards granted and vested in the fiscal year	2,644,683
Plus (or less, if negative): average change in fair value from prior fiscal year end to the applicable fiscal year end of outstanding and unvested stock awards granted in prior fiscal years	(2,210,204)
Plus (or less, if negative): average change in fair value from prior fiscal year end to vesting date of stock awards granted in prior fiscal years that vested in the fiscal year	18,955
Less: prior year-end fair value of any stock awards forfeited during the fiscal year	—
Average compensation actually paid to Non-PEO NEOs	$16,059,189
(5)Total shareholder return ("TSR") is calculated by assuming that a $100 investment was made on September 30, 2020 and all dividends were reinvested until the last day of each reported fiscal year.
(6)For purposes of this peer group TSR disclosure, we have used the S&P 500 Index, which is the peer group used in the Company's stock performance graph in our annual report on Form 10-K for fiscal 2025.
(7)The dollar amounts reported in this column are the net income reflected in the Company's audited financial statements for the applicable fiscal year.
(8)The dollar amounts reported in this column are the amount of pre-tax income reflected in the Company's audited financial statements for the applicable fiscal year. We selected pre-tax income as our company-selected financial measure because this is the key annual performance metric employed under our executive compensation program.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  49

Pay vs. Performance

Relationship Between Compensation Actually Paid and Performance
As described in more detail in the Compensation Discussion and Analysis section, the Company's executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as defined under
SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to show the relationships between information presented in the Pay versus Performance table.
Financial Performance Measures
The most important financial performance measures used by the Company to link NEO compensation actually paid for the most recently completed fiscal year to the Company's performance are as follows:
•Pre-tax income
•Total shareholder return relative to the S&P 500 Index
•Return on assets relative to other S&P 500 companies
•Pre-tax return on assets relative to our performance peer group
•Company stock price
•EPS Growth
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  50

Independent Registered Public Accountants

Independent Registered Public Accountants
Ernst & Young LLP has been engaged by the Audit Committee to serve through our fiscal year ending September 30, 2026.
A representative of Ernst & Young LLP will be present in person or by conference call at the 2026 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.
Audit Fees and All Other Fees
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst &
Young LLP for the last two fiscal years.

	Fiscal Year Ended September 30,
Fees	2025	2024(4)
Audit fees(1)	$4,336,500	$3,768,410
Audit-related fees	—	—
Tax fees(2)	7,000	7,000
All other fees	—	—
Total(3)	$4,343,500	$3,775,410
(1)Includes audit fees of $1,025,000 and $980,410 incurred by Forestar in fiscal 2025 and 2024, respectively, for which Ernst & Young
LLP also serves as the independent registered public accounting firm, as well as audit fees related to certain statutory audits for our rental and financial services operations.
(2)Tax fees are related to tax compliance services for the preparation of partnership tax returns.
(3)The amounts listed above were approved by the Audit Committee, and therefore, none were approved based on waiver of pre-
approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.
(4)The amounts shown for fiscal 2024 have been revised to reflect additional fees paid for audit services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit
Services
The Audit Committee is responsible for appointing, approving fees and overseeing the independent auditor. The Audit
Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.
In connection with the engagement of the independent auditor for fiscal 2026, the Audit Committee pre-approved the categories of services listed below, including associated fee limits. The Audit Committee’s pre-approval process includes a review of the specific services to be performed within each category and the expected fees. Unless otherwise specified, the term of any pre-approval is 12 months from the date of the pre-approval. If circumstances arise during fiscal 2026 that require additional services not initially contemplated, the Audit Committee requires separate pre-approval before the independent auditor may be engaged.
The following services are pre-approved by the Audit Committee, which may be performed by the independent auditor during fiscal 2026.
Audit Services. Audit work performed related to the Company’s financial statements (including quarterly reviews), as well as services that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultations regarding financial accounting and/or reporting standards.
Audit-Related Services. Assurance and related services traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
Tax Services. Services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.
All Other Fees. Permitted services not included in the categories above.
The Audit Committee may delegate pre-approval authority to one or more of its members. Any delegated approvals must be reported to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  51

Independent Registered Public Accountants

Audit Committee Report
The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2025. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by applicable requirements of the Public Company Accounting
Oversight Board and SEC, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended
September 30, 2025, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public
Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed the auditor’s independence with the auditor.
Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2025 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2026.

Audit Committee:
Maribess L. Miller, Committee Chair
Brad S. Anderson
Elaine D. Crowley
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  52

Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal Three – Ratification of Appointment of
Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending September 30, 2026. During fiscal 2025, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax services, as further discussed above under the heading "Audit Fees and All Other Fees" on page 50. A representative of Ernst & Young LLP is expected to be present in person or by conference call at the 2026 Annual Meeting, and to be available to respond to appropriate questions and, if he or she desires, make a statement.
Although not required, we are seeking stockholder ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm as a part of our commitment to strong corporate governance. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst & Young LLP, but reserves the discretion to retain them. Similarly, even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

The Board of Directors Unanimously Recommends that Stockholders Vote "FOR" the
Ratification of the Appointment of Ernst & Young LLP as our Independent Registered
Public Accounting Firm for our Fiscal Year Ending September 30, 2026.

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  53

Beneficial Ownership of Common Stock

Beneficial Ownership of Common Stock
Management
The following table shows the beneficial ownership of the common stock of D.R. Horton as of December 1, 2025 by (i) each director, (ii) each named executive officer, and (iii) all directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table. The address for each beneficial owner in the table below is c/o D.R. Horton, Inc., 1341
Horton Circle, Arlington, Texas 76011.

	Amount and Nature of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(2)
Brad S. Anderson	36,116		*
David V. Auld†	945,846		*
Michael R. Buchanan	4,078	(3)	*
Benjamin S. Carson, Sr.	8,752		*
M. Chad Crow	687		*
Elaine D. Crowley	553		*
Maribess L. Miller	21,633		*
Michael J. Murray†	379,500	(4)	*
Paul J. Romanowski†	196,972		*
Barbara R. Smith	553		*
Bill W. Wheat†	331,535		*
All directors and executive officers as a group (11 persons)	1,926,225		0.66%

*	Less than 1%.
†	A named executive officer for our fiscal year ended September 30, 2025.
(1)Beneficial ownership includes 2,596 restricted stock units held by Mr. Buchanan that vest on or within 60 days after December 1,
2025 (such restricted stock units vest upon the completion of his term as a director on January 15, 2026). There were none for all other directors and executive officers.
(2)The percentages are calculated based on 291,099,538 outstanding shares on December 1, 2025. For each person, separately, his or her percentage was calculated by including his or her restricted stock units set forth in note (1) in both the numerator and denominator, and for the group, the percentage was calculated by including the 2,596 restricted stock units set forth in note (1) in both the numerator and denominator.
(3)These shares do not include 8,136 shares held in trust for the benefit of Mr. Buchanan's wife.
(4)These shares include 249,825 shares held in a Limited Partnership controlled by Mr. Murray and his wife and do not include 32,340 shares held in a Foundation controlled by Mr. Murray and members of his immediate family.
(5)As of December 1, 2025, with respect to the directors and executive officers in the table above, the following directors and executive officers beneficially own shares of common stock of Forestar, a consolidated subsidiary of the Company, as follows; Mr. Auld: 25,000 shares; Mr. Murray: 1,000 shares and Mr. Wheat: 20,000 shares.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  54

Certain Other Beneficial Owners

Certain Other Beneficial Owners
Based on Schedule 13G filings under the Exchange Act, available as of December 1, 2025, the only known beneficial owners of more than 5% of D.R. Horton's outstanding common stock were the following.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(7)
The Vanguard Group(1)	34,856,397	11.97%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Capital World Investors(2)	30,441,897	10.46%
333 South Hope Street, 55th Floor
Los Angeles, California 90071
BlackRock, Inc.(3)	28,422,236	9.76%
50 Hudson Yards
New York, New York 10001
Horton Family Limited Partnership and Affiliates(4)	20,106,289	6.91%
1501 Alta Drive
Fort Worth, Texas 76107
Donald Ryan Horton(5)	4,619,343	1.59%
1501 Alta Drive
Fort Worth, Texas 76107
Douglas Reagan Horton(6)	4,587,376	1.59%
1501 Alta Drive
Fort Worth, Texas 76107
(1)Based solely upon information contained in the most recently filed Schedule 13G/A of The Vanguard Group, filed with the SEC on
April 10, 2024. According to this Schedule 13G/A, The Vanguard Group reported the following beneficial ownership in shares of the
Company's common stock: sole voting power 0 shares; shared voting power 361,868 shares; sole dispositive power 33,613,516 shares and shared dispositive power 1,242,881 shares.
(2)Based solely upon information contained in the Schedule 13G of Capital World Investors, filed with the SEC on October 3, 2025.
According to this Schedule 13G, Capital World Investors reported the following beneficial ownership in shares of the Company's common stock: sole voting power 30,150,522 shares; shared voting power 0 shares; sole dispositive power 30,441,897 shares and shared dispositive power 0 shares.
(3)Based solely upon information contained in the most recently filed Schedule 13G/A of BlackRock, Inc., filed with the SEC on April 17,
2025. According to this Schedule 13G/A, BlackRock, Inc. reported the following beneficial ownership in the Company's common stock: sole voting power 26,487,353 shares; shared voting power 0 shares; sole dispositive power 28,422,236 shares and shared dispositive power 0 shares.
(4)Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2025, reporting the following beneficial ownership in the Company's common stock: (i) Horton Family Limited Partnership and Horton Family GP, L.L.C.:
sole voting power 0 shares; shared voting power 16,649,319 shares; sole dispositive power 0 shares and shared dispositive power
16,649,319 shares and (ii) Horton Family Limited Partnership II and Double R GP, L.L.C.: sole voting power 0 shares; shared voting power 3,456,970 shares; sole dispositive power 0 shares and shared dispositive power 3,456,970 shares.
(5)Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2025, Donald Ryan Horton
("Ryan Horton") has sole voting power and sole dispositive power over 4,619,343 shares. Ryan Horton also has shared voting power and shared dispositive power over 21,474,294 shares, which includes 1,368,005 shares for the benefit of Martha Elizabeth Horton and held in trust for which Ryan Horton serves as co-trustee. The 20,106,289 shares listed in footnote 4 are included in the 21,474,294 shares in this footnote and the 21,474,294 shares in footnote 6. If the 21,474,294 shares are included in Ryan Horton's beneficial ownership, his shares beneficially owned would be 26,093,637 shares or 8.96%.
(6)Based upon information contained in the most recently filed Schedule 13G/A with the SEC on February 14, 2025, Douglas Reagan
Horton ("Reagan Horton") has sole voting power and sole dispositive power over 4,587,376 shares. Reagan Horton also has shared voting power and shared dispositive power over 21,474,294 shares, which includes 1,368,005 shares for the benefit of Martha
Elizabeth Horton and held in trust for which Reagan Horton serves as co-trustee. The 20,106,289 shares listed in footnote 4 are included in the 21,474,294 shares in this footnote and included in the 21,474,294 shares in footnote 5. If the 21,474,294 shares are included in Reagan Horton's beneficial ownership, his shares beneficially owned would be 26,061,670 shares or 8.96%.
(7)The percentages are calculated based on 291,099,538 outstanding shares at December 1, 2025.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  55

Certain Relationships and Related Party Transactions

Certain Relationships and Related Person Transactions
We have a Related Party Transaction Policy to govern the Company's practices related to reviewing and approving Related
Party Transactions. Our Related Party Transaction Policy is available on our website at investor.drhorton.com under the
Policy Documents link within the Corporate Governance section. The SEC requires the Company to disclose Related Party
Transactions in its proxy statement.
Related Party Transactions and Related Parties. Under our policy, Related Party Transactions occur when any Related
Party has a direct or indirect material interest in a transaction with the Company exceeding $120,000. A Related Party includes:
•any of our Directors or executive officers;
•any 5% or more beneficial stockholder of the Company;
•any immediate family member of such persons; and
•any entity controlled by such persons.
"Immediate family member" means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner. A Related Party also includes anyone who was a director (or director nominee), executive officer, or immediate family member of the forgoing at any time since the beginning of the
Company's last fiscal year.
Procedures for Review of Related Party Transactions. Under our policy, a Related Party shall inform and provide the following information to a designated compliance person for any potential Related Party Transaction.
•the Related Party’s relationship to the Company and their interest in the Related Party Transaction;
•approximate dollar value;
•material terms; and
•benefits to the Company.
Determination of Related Party Transaction and Submission to the Governance Committee. The designated compliance person determines if the proposed transaction is a Related Party Transaction. If it is, the Related Party Transaction shall be submitted to the Nominating and Governance Committee ("Governance Committee"), which is composed entirely of independent directors, for review and consideration of approval or ratification.
When reviewing a potential Related Party Transaction, our Governance Committee considers, among other factors:
•whether the Company and the Governance Committee reasonably believe the Related Party Transaction is in the best interest of the Company and its stockholders at the time of review;
•whether the Company has valid business reasons to enter into the Related Party Transaction; and
•applicable requirements under the rules, regulations, listing standards or statues of the SEC, NYSE and Section 144 of the Delaware General Corporation Law.
Approval or Disapproval of Related Party Transactions. A Related Party Transaction requires an approval or ratification by a majority vote of disinterested members of the Governance Committee (or Board, if applicable) where a quorum is present or by unanimous written consent. Once approved or ratified by the Governance Committee, the Company may proceed in accordance with the Related Party Transaction’s terms, conditions, schedule and practices. If the transaction involves one or more phases or installments, a series of transactional steps or if it is of an ongoing nature, no further approval is required, provided that the terms and conditions have not materially changed from those previously approved by the Governance
Committee. If a material change occurs, the Governance Committee must review and approve or ratify the revised terms and conditions.
If the Company enters a Related Party Transaction without obtaining the prior approval required under the Related Party
Transaction Policy, the transaction will not automatically be deemed a violation of the Related Party Transaction Policy nor will it be void, invalid or unenforceable. Instead, the Related Party Transaction must be submitted to the Governance
Committee as promptly as reasonably practicable after it is entered into, or after it becomes reasonably apparent that such transaction is covered by the Policy, for review and appropriate action. The Governance Committee may consider all alternatives including approving, ratifying, terminating or amending such Related Party Transaction.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  56

Certain Relationships and Related Party Transactions

Other Related Party Transactions - Delegation to Executive Officers. Authority to approve or ratify the following transactions has been delegated to any Executive Officer of the Company who is disinterested in the transaction. If any of the following transactions approved or ratified by an Executive Officer exceeds $120,000 and involves a Related Party, the
Company will comply with Item 404 of Regulation S-K by disclosing the transaction in the Company’s proxy statement.
•Home Purchase and Construction Services. Home purchases under the Company’s employee home purchase program or construction services, both of which are available to all employees of the Company. Actual pricing is determined in each local market where the home is located based on prevailing market conditions and other relevant facts and circumstances by the Company’s manager overseeing the project.
•Employment. Employment by the Company of an Executive Officer or any "immediate family member" who qualifies as a Related Party.
•Other Transactions. Transactions or services between the Company and a Related Party that are valued at $120,000 or less, provided that if the Related Party is an independent director, such transaction or services would not impair the director's independence.
Related Party Transactions – Land Transactions
The Company's homebuilding operations require significant investment in land and lots each year. During fiscal 2025, the
Company's homebuilding operations purchased $5.9 billion of land and finished lots. At September 30, 2025, the remaining purchase price of lots controlled through land and lot purchase contracts was $26.0 billion. The Company routinely enters into contracts to purchase land or developed residential lots at predetermined prices on a defined schedule commensurate with planned development or anticipated housing demand. During the due diligence period prior to purchasing undeveloped land, the Company determines if the land has received, or is reasonably expected to receive soon, all significant entitlements or approvals necessary for the land to be used as residential lots for home construction.
The Company generally does not purchase undeveloped land without these entitlements or approvals in place or reasonably expected to be in place soon.
In addition, the Company also evaluates whether the prospective development project meets the Company’s investment criteria during the due diligence period. The projected financial performance must meet certain standards for return on investment and recovery of the Company’s initial cash investment in land and development costs.
As part of its land purchasing strategies, the Company routinely utilizes third-party lot developers and land bankers to retain control of land parcels that have not received all significant entitlements or are too large to meet the Company's investment criteria if purchased outright. The Company typically assigns, in part or whole, land purchase contracts to a third-party developer or land banker, who then purchases the property from the original land seller. The Company subsequently enters into a purchase contract with the developer or land banker to purchase the land or lots typically after the necessary entitlements have been obtained at predetermined prices and schedules that allow the project to satisfy the
Company’s investment criteria. Generally, terms of a land purchase contract involving a land seller or land banker depend on the parcel's location and size, entitlement status, due diligence duration, contract terms and the willingness and capacity of a land banker to invest in and hold large parcels of unentitled land.
The Company has a strategic relationship with Ryan Horton and Reagan Horton and entities controlled by them
(collectively, referred to as "R&R"). Ryan and Reagan Horton are the adult sons of the late Donald R. Horton, the Company's founder and former Chairman, and Martha Elizabeth Horton. Following Mr. Horton's passing, R&R continue to qualify as related parties under our Related Party Transaction Policy only due to their beneficial ownership, directly or indirectly, of more than 5% of the Company's stock. R&R do not have any employment relationship with the Company.
R&R has served as a land seller and a land banker to the Company. The relationship provides advantages to the Company compared to many third-party land sellers, lot developers and land bankers as R&R has the capital capacity and has demonstrated the ability to purchase and hold large tracts of unentitled land or land that does not currently meet the
Company’s investment criteria. The Company typically contracts with R&R to purchase the land in phases, on a defined schedule, after entitlements are secured, under terms that meet the Company’s investment criteria.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  57

Certain Relationships and Related Party Transactions

The following Related Party Transactions between the Company and R&R involve land purchase contracts to be used primarily in the Company's homebuilding business. Each of these Related Party Transactions was approved by the
Governance Committee, composed of disinterested and independent directors of the Board, in accordance with our
Related Party Transaction Policy.
The land contract dates, acreage, purchase prices, purchases in fiscal 2025 and fiscal 2026 (to date) and remaining acres to be purchased in each transaction are summarized below.

			Total Contract Amounts		Fiscal 2025 and Fiscal 2026 Purchases		Remaining to be Purchased
Project Name	Approval Date	Location	Number of Acres	Land Purchase Price (in millions)	Number of Acres	Land Purchase Price (in millions)	Number of Acres	Land Purchase Price (in millions)
Prairie Lakes(1)	Oct 2021	Kyle, TX	612	$6.6	—	—	534	$5.8
Silverthorne(2)	Dec 2021	Conroe, TX	1,127	$40.0	—	—	1,041	$37.0
Lone Star at Liberty Trails(3)	Oct 2022	Fort Worth, TX	495	$31.2	—	—	341	$21.5
Legends Ranch(4)	Apr 2023	Denton, TX	389	$23.3	—	—	302	$18.1
Tamarron(5)	Oct 2023	Fulshear, TX	245	$24.7	79	$8.0	166	$16.7
Crossmill(6)	Dec 2023	Princeton, TX	310	$21.7	—	—	204	$13.2
Suncrest(7)	Jan 2025	Princeton, TX	151	$14.0	—	—	—	—
River Rock Trails(8)	May 2025	Rockwall, TX	1,878	$93.9	—	—	1,878	$93.9
Wildflower(9)	Jul 2025	Josephine, TX	1,084	$43.3	—	—	1,084	$43.3
Silvertrails(10)	Sep 2025	McKinney, TX	123	$11.4	—	—	123	$11.4
(1)Prairie Lakes - Kyle, TX. In October 2021, the Company assigned its contractual rights to purchase 612 acres of unentitled land in Kyle,
Texas to R&R. R&R then purchased the land from a third-party land seller for $6.6 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the land from R&R for $6.6 million plus a fee of approximately 12% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a five year period.
(2)Silverthorne - Conroe, TX. In December 2021, the Company assigned its contractual rights to purchase 1,127 acres of unentitled land in
Conroe, Texas to R&R. R&R then purchased the land from a third-party land seller for $40.0 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the land from R&R for $40.0 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The
Company has the right to buy the land in installments or phases over a four year period, subject to extensions.
(3)Lone Star at Liberty Trails - Fort Worth, TX. In October 2022, the Company assigned its contractual rights to purchase 495 acres of unentitled land in Fort Worth, Texas to R&R. R&R then purchased the land from two third-party land sellers for approximately $31.2 million, as provided in the terms of the assigned contracts. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 495 acres from R&R for $31.2 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period.
(4)Legends Ranch - Denton, TX. In April 2023, the Company assigned its contractual rights to purchase 389 acres of unentitled land in
Denton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $23.3 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 389 acres from R&R for $23.3 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a six year period. In April 2025, the Company assigned its contractual right to purchase 87 acres of the land to Forestar, the Company's subsidiary, which is in the business of land and lot development. Forestar purchased the 87 acres from R&R and paid R&R the contract price. The 14.81 % accrual fee of approximately
$1.8 million was paid by the Company to R&R at the assignment effective in April 2025. Forestar will develop the land into residential lots for future purchase by the Company.
(5)Tamarron - Fulshear, TX. In October 2023, the Company assigned its contractual rights to purchase 245 acres of unentitled land in
Fulshear, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $24.7 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 245 acres from R&R for $24.7 million plus a fee of approximately 14.81% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a four year period. In fiscal 2025, the Company purchased 54 acres from R&R for $5.4 million plus the 14.81% accrual fee of approximately $1.1 million on the land purchased. In fiscal 2026, the Company purchased 25 acres from R&R for $2.5 million plus the 14.81% accrual fee of approximately $751,000 on the land purchased.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  58

Certain Relationships and Related Party Transactions

(6)Crossmill - Princeton, TX. In December 2023, the Company assigned its contractual rights to purchase 310 acres of unentitled land in
Princeton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $21.7 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 310 acres from R&R for $21.7 million plus a fee of approximately 15% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a seven year period. In December 2024, the Company assigned its contractual rights to purchase 106 acres of the land to Forestar, the Company's subsidiary, which is in the business of land and lot development. Forestar purchased the 106 acres from R&R and paid R&R the contract price. The 15% accrual fee of approximately $1.3 million was paid by the Company to R&R at the assignment effective date in December 2024. Forestar will develop the land into residential lots for future purchase by the Company.
(7)Suncrest - Princeton, TX. In January 2025, the Company assigned its contractual rights to purchase 151 acres of unentitled land in
Princeton, Texas to R&R. R&R then purchased the land from a third-party land seller for approximately $14.0 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 151 acres from R&R for $14.0 million plus a fee of approximately 15% annually on the remaining purchase price of the land. The Company had the right to buy the land in an installment or phase over a 150 day period. In June 2025, the Company assigned its contractual right to purchase 151 acres of land from R&R to a third-party land banker. The third-party land banker purchased the 151 acres from R&R and paid R&R the contract price plus the 15% accrual fee of approximately $778,000 on the land purchased, as provided in the terms of the assigned contract.
(8)River Rock Trails - Rockwall, TX. In May 2025, the Company entered into a contract with R&R whereby the Company has the right to purchase 1,878 acres of partially unentitled land in Rockwall, Texas owned by R&R for $93.9 million plus a fee of approximately 10%
annually on the remaining purchase price of the land to commence five years after the Company purchases the first installment or phase. The Company has the right to buy the land in installments or phases over a twelve year period.
(9)Wildflower - Josephine, TX. In July 2025, the Company entered into a contract with R&R whereby the Company has the right to purchase 1,084 acres of unentitled land in Josephine, Texas owned by R&R for $43.3 million plus a fee of approximately 10% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over a six year period.
(10)Silvertrails - McKinney, TX. In September 2025, the Company assigned its contractual rights to purchase 123 acres of unentitled land in McKinney, Texas to R&R. R&R then purchased the land from third-party land sellers for approximately $11.4 million, as provided in the terms of the assigned contract. The Company simultaneously entered into a contract with R&R whereby the Company has the right to purchase the 123 acres from R&R for $11.4 million plus a free of approximately 15% annually on the remaining purchase price of the land. The Company has the right to buy the land in installments or phases over an eighteen month period.
Other Related Party Transactions
Employment. John Auld, adult son of David Auld, the Company's Executive Chairman, is employed by the Company as a
Division President at the Orlando Division. In fiscal 2025, John Auld earned cash compensation of $3,261,115 and equity compensation valued at $215,225. His compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities. John Auld's employment complied with our Related Party Transaction Policy.
Employment. Laura Brown, sister of Michael Murray, the Company's Chief Operating Officer, is employed by the Company at its Corporate office. In fiscal 2025, Laura Brown earned cash compensation of $155,991 and equity compensation valued at $83,439. Her compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities. Laura Brown's employment complied with our Related Party Transaction Policy.
Construction Services. Paul Romanowski, the Company's President and CEO, entered into a construction services contract with the Company to repair and restore personal property damaged during the fall 2024 hurricane season. The estimated cost of the project is $300,000 and such costs will be paid by Mr. Romanowski to the Company. The transaction complied with the Company's Related Party Transaction Policy.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  59

General Information

General Information
Time, Place and Purposes of Meeting
Our 2026 Annual Meeting of Stockholders will be held on Thursday, January 15, 2026, at 11:00 a.m. Central Time, at our
corporate offices located at 1341 Horton Circle, Arlington, Texas 76011. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. If you require directions to our meeting, please call
(817) 390-8200 and ask for our Investor Relations department. The purposes of the 2026 Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.
Solicitation of Proxies
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton.
D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 10, 2025. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of
D.R. Horton may make solicitations without special compensation by telephone, facsimile, e-mail or personal interview.
They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-
pocket expenses for this service. D.R. Horton has engaged Innisfree to act as D.R. Horton’s proxy solicitor in connection with the proposals to be acted upon at the 2026 Annual Meeting. Pursuant to D.R. Horton’s agreement with Innisfree, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from D.R. Horton’s stockholders on D.R. Horton’s behalf in connection with the 2026 Annual Meeting. For these services, D.R. Horton will pay a fee estimated to be $30,000, plus expenses.
Revocation and Voting of Proxies
Stockholders may vote by marking, signing and dating each proxy card received and returning it in the prepaid envelope, by telephone or electronically through the Internet by following the instructions included on the enclosed proxy card or by casting votes in person at the meeting. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.
Stockholders who hold shares in "street name" through a broker or other nominee may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.
Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it, by duly executing and returning a proxy bearing a later date or by voting by telephone or Internet.
Proxies also may be revoked by any stockholder present at the 2026 Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to or at the time of the 2026 Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted as follows: (i) FOR each of the nominees for election of directors (see Proposal One on page 5), (ii) FOR the adoption of the advisory resolution on executive compensation (see Proposal Two on page 22) and (iii) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (see Proposal Three on page 52), and at the discretion of the proxy holders on all other matters properly brought before the 2026 Annual Meeting or any adjournment or postponement thereof.
Outstanding Shares and Voting Rights
December 1, 2025 has been set as the record date for the purpose of determining stockholders entitled to notice of and to vote at the 2026 Annual Meeting. There were 291,099,538 shares of D.R. Horton’s common stock, $.01 par value, issued and outstanding on the record date. On any matter submitted to a stockholder vote, each holder of common stock will be entitled to one vote, in person or by proxy, for each issued and outstanding share of common stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the 2026 Annual Meeting. If you would like to view the stockholder list, please email Thomas B. Montaño, our Corporate Secretary, at tbmontano@drhorton.com.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  60

General Information

Quorum Requirement
The D.R. Horton Bylaws provide that there will be a quorum if the holders of a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the 2026 Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below under "Vote Required," will be considered present for purposes of determining whether a quorum exists.
Vote Required

NOTICE: Brokers and banks are not permitted to vote on certain proposals without instructions from the beneficial owner, as discussed in more detail below. Therefore, if your shares are held through a broker, bank or other nominee, your shares will not be voted on such proposals unless you provide voting instructions to your broker or bank as described herein.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name." If a broker or bank holds your shares, you may have received this Proxy Statement directly from them, together with instructions as to how to direct the broker or bank to vote your shares. If you intend to have your vote counted, it is important that you return your voting instructions to your broker or bank. Brokers or banks holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If a broker or bank does not receive specific instructions, they may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker or bank elects to vote your shares on some but not all matters, it will result in a "broker non-vote" for the matters on which the broker or bank does not vote.
The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Proposal		Vote Required		Effect of Broker Non-Votes, if any, and Abstentions

(1)	Election of Directors	(1)	The number of shares voted "for" a director must exceed the number of shares voted "against" that director	(1)	Broker non-votes have no effect Abstentions have no effect
(2)	Advisory vote on the approval of executive compensation	(2)	An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(2)	Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal
(3)	Ratification of Ernst & Young LLP as our independent registered public accounting firm	(3)	An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(3)	Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  61

General Information

Stockholders Sharing the Same Address
The broker, bank or other nominee of any stockholder who is a beneficial owner, but not the record holder, of the
Company’s common stock may deliver only one copy of this Proxy Statement and our Annual Report to multiple stockholders sharing an address, unless the broker, bank or nominee has received contrary instructions from one or more of the stockholders.
In addition, with respect to record holders, in some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver promptly free of charge a separate copy of this Proxy Statement and our Annual Report to a stockholder at a shared address to which a single copy was delivered.
You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Jessica Hansen, Senior Vice President and Head of Investor Relations, 1341
Horton Circle, Arlington, Texas 76011, telephone number: (817) 390-8200 or e-mail: InvestorRelations@drhorton.com.
Future Stockholder Communications through the Internet
Stockholders may elect to receive future notices of meetings, proxy materials and annual reports electronically through the
Internet. The consent of stockholders who have previously consented to electronic delivery will remain in effect until withdrawn. To consent to electronic delivery:
•stockholders whose shares are registered in their own name, and not in "street name" through a broker or other nominee, may simply log in to www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc.
and follow the step-by-step instructions; and
•stockholders whose shares are registered in "street name" through a broker or other nominee must first vote their shares using the Internet at: www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc., and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.
The consent to receive stockholder communications through the Internet may be withdrawn at any time to resume receiving stockholder communications in printed form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD JANUARY 15, 2026
The Notice, Proxy Statement and Annual Report on Form 10-K are available at
https://materials.proxyvote.com/23331A

D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  62

Stockholder Proposals for 2027 Annual Meeting

Stockholder Proposals for 2027 Annual Meeting
Any stockholder who intends to present a proposal for action at D.R. Horton’s 2027 Annual Meeting of Stockholders and to
have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Corporate Secretary of D.R. Horton at 1341 Horton Circle, Arlington, Texas 76011 not
later than the close of business on August 12, 2026. Further, all proposals submitted for inclusion in D.R. Horton’s proxy soliciting materials relating to the 2027 Annual Meeting must comply with all of the requirements of Rule 14a-8 of the
Exchange Act.
In addition, apart from the Rule 14a-8 process and director nominations made pursuant to the proxy access process, the
Bylaws of D.R. Horton provide that any stockholder intending to propose any business at our 2027 Annual Meeting must submit written notice of that proposal in a timely manner to Corporate Secretary of D.R. Horton for such proposal to be acted upon at the meeting of stockholders. To be timely, a stockholder’s notice for our 2027 Annual Meeting must be delivered to the principal executive offices of D.R. Horton not later than the close of business on October 17, 2026 and not earlier than the close of business on September 17, 2026. In the event that the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2026 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. In no event shall public disclosure of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must include the information specified in our Bylaws, including information concerning the nominee or the proposal, and the stockholder and the beneficial owner, as the case may be and the information required under SEC Rule 14a-19, if applicable. We will not entertain any such proposals at the annual meeting that do not meet the requirements set forth in our Bylaws.
Pursuant to the proxy access provision in our Bylaws, in order for a stockholder or group of stockholders to nominate a director candidate to be included in the Company’s proxy statement for the 2027 Annual Meeting, proper written notice of the nomination must be delivered to the Corporate Secretary of D.R. Horton not later than the close of business on
August 12, 2026 and not earlier than the close of business on July 13, 2026, and the nomination must otherwise comply with our Bylaws. In the event that the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2026 Annual Meeting, notice by the stockholder(s) to be timely must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.
D.R. HORTON, INC. |  2026 PROXY STATEMENT  |  63

Requesting Documents from the Company

Requesting Documents from the Company
On our website at investor.drhorton.com under the Policy Documents link within the Corporate Governance section, you will find the following: (i) Corporate Governance Principles, (ii) Audit Committee Charter, (iii) Compensation Committee
Charter, (iv) Nominating and Governance Committee Charter, (v) Code of Ethical Conduct for the CEO, CFO and Senior
Financial Officers, (vi) Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters and Complaint
Procedures for Employee Matters, (vii) Corporate Code of Business Conduct and Ethics for Employees and Directors, (viii)
Human Rights Policy, (ix) Related Party Transaction Policy, (x) Stock Ownership Guidelines, (xi) Political Contributions Policy
Statement and (xii) Clawback Policy. You may obtain a copy of any of these documents at no charge through our website or by contacting us for a printed set. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended
September 30, 2025, including the financial statements and the financial statement schedules included therein, is available without charge. The exhibits of the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: Attention: Thomas B. Montaño, Senior
Vice President and Corporate Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, (817) 390-8200 or e-
mail: tbmontano@drhorton.com.
Other Matters
Management knows of no other matters to be voted upon at the 2026 Annual Meeting. If any other matter is properly brought before the 2026 Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment. The persons named as proxies are David V. Auld,
Executive Chairman, and Paul J. Romanowski, President and Chief Executive Officer.
You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the 2026 Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

THOMAS B. MONTAÑO
Senior Vice President and Corporate Secretary

Arlington, Texas
December 10, 2025

1341 Horton Circle
Arlington, Texas 76011
(817) 390-8200
www.drhorton.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80695-P39887

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

D.R. HORTON, INC.

Vote on Directors

The Board of Directors recommends a vote FOR each Nominee for Director.

1. Proposal One: Election of directors.

Nominees:	**For**	**Against**	**Abstain**
1a. David V. Auld	☐	☐	☐
1b. Paul J. Romanowski	☐	☐	☐
1c. Brad S. Anderson	☐	☐	☐
1d. Benjamin S. Carson, Sr.	☐	☐	☐
1e. M. Chad Crow	☐	☐	☐
1f. Elaine D. Crowley	☐	☐	☐
1g. Maribess L. Miller	☐	☐	☐
1h. Barbara R. Smith	☐	☐	☐

Vote on Other Company Proposals

The Board of Directors recommends a vote FOR Proposals Two and Three as proposed below.	**For**	**Against**	**Abstain**
2. Proposal Two: Approval of the advisory resolution on executive compensation.	☐	☐	☐
3. Proposal Three: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Note: Please sign exactly as name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V80696-P39887

D.R. HORTON, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS

1341 Horton Circle, Arlington, Texas 76011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints David V. Auld and Paul J. Romanowski, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the "Company") held of record by the undersigned at the close of business on December 1, 2025 at the 2026 Annual Meeting of Stockholders to be held on January 15, 2026 at 11:00 a.m. central time, or any adjournment thereof.

The Board of Directors recommends a vote **FOR** all the nominees listed in Proposal One and **FOR** Proposals Two and Three. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted as recommended by the Board of Directors in this paragraph**. The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.